EXHIBIT 10.42

                        CREDIT AGREEMENT



                  Dated as of December 20, 1995


                            Between

                   MAGNOLIA PIPELINE CORPORATION,
                           as Borrower

                              and

                     COMPASS BANK-HOUSTON,
                           as Lender







              $1,500,000 Reducing Revolving Credit Facility

                           TABLE OF CONTENTS


                                ARTICLE I
                     Definitions and Accounting Matters

Section 1.01  Terms Defined Above
Section 1.02  Certain Defined Terms
Section 1.03  Accounting Terms and Determinations

                                ARTICLE II
                               Commitments

Section 2.01  Loans and Letters of Credit
Section 2.02  Borrowings and Letters of Credit
Section 2.03  Changes of Commitment
Section 2.04  Fees
Section 2.05  Note
Section 2.06  Prepayments
Section 2.07  Assumption of Risks
Section 2.08  Obligation to Reimburse and to Prepay

                                ARTICLE III
                       Payments of Principal and Interest

Section 3.01  Repayment of Loans
Section 3.02  Interest

                                ARTICLE IV
                         Payments; Computations; Etc.

Section 4.01  Payments
Section 4.02  Computations
Section 4.03  Set-off
Section 4.04  Taxes

                                 ARTICLE V
                           Intentionally Left Blank


                                 ARTICLE VI
                             Conditions Precedent

Section 6.01  Initial Funding
Section 6.02  Initial and Subsequent Loans
Section 6.03  Conditions Relating to Letters of Credit

                                 ARTICLE VII
                         Representations and Warranties

Section 7.01  Corporate Existence
Section 7.02  Financial Condition
Section 7.03  Litigation
Section 7.04  No Breach
Section 7.05  Authority
Section 7.06  Approvals
Section 7.07  Use of Loans
Section 7.08  ERISA
Section 7.09  Taxes
Section 7.10  Titles, etc
Section 7.11  No Material Misstatements
Section 7.12  Investment Company Act
Section 7.13  Public Utility Holding Company Act
Section 7.14  Subsidiaries and Partnerships
Section 7.15  Location of Business and Offices
Section 7.16  Defaults
Section 7.17  Environmental Matters
Section 7.18  Compliance with the Law
Section 7.19  Insurance
Section 7.20  Designated Contracts
Section 7.21  Restriction on Liens
Section 7.22  Material Agreements

                                ARTICLE VIII
                            Affirmative Covenants

Section 8.01  Financial Statements
Section 8.02  Litigation
Section 8.03  Maintenance, Etc.
Section 8.04  Environmental Matters
Section 8.05  Further Assurances
Section 8.06  Performance of Obligations
Section 8.07  ERISA Information and Compliance
Section 8.08  Change in Management

                                 ARTICLE IX
                              Negative Covenants

Section 9.01  Debt
Section 9.02  Liens
Section 9.03  Investments, Loans and Advances
Section 9.04  Dividends, Distributions and Redemptions
Section 9.05  Sales and Leasebacks
Section 9.06  Nature of Business
Section 9.07  Mergers, Etc.
Section 9.08  Proceeds of Note
Section 9.09  ERISA Compliance
Section 9.10  Sale or Discount of Receivables
Section 9.11  Tangible Net Worth
Section 9.12  Cash Flow to Debt Service Coverage Ratio
Section 9.13  Environmental Matters
Section 9.14  Transactions with Affiliates
Section 9.15  Subsidiaries and Partnerships
Section 9.16  Negative Pledge Agreements
Section 9.17  Preservation of Designated Contracts

                                ARTICLE X
                         Events of Default; Remedies

Section 10.01  Events of Default
Section 10.02  Remedies

                                ARTICLE XI
                               Miscellaneous

Section 11.01  Waiver
Section 11.02  Notices
Section 11.03  Payment of Expenses, Indemnities, etc
Section 11.04  Amendments, Etc.
Section 11.05  Successors and Assigns
Section 11.06  Assignments and Participations
Section 11.07  Invalidity
Section 11.08  Counterparts
Section 11.09  References
Section 11.10  Survival
Section 11.11  Captions
Section 11.12  no oral agreements
Section 11.14  Interest
Section 11.15  Confidentiality
Section 11.16  ERISA
Section 11.17  exculpation provisions

Exhibit A      - Form of Note
Exhibit B      - Form of Borrowing Request
Exhibit C      - Form of Compliance Certificate
Exhibit D      - Form of Legal Opinion of Hellums, Hartley & Johnson,
                 Special Alabama Counsel
Exhibit E      - List of Security Instruments
Exhibit F      - Form of Letter of Credit Application

Schedule 1.01  - Designated Contracts
Schedule 7.02  - Liabilities
Schedule 7.03  - Litigation
Schedule 7.09  - Taxes
Schedule 7.10  - Titles, etc.
Schedule 7.14  - Subsidiaries and Partnerships
Schedule 7.17  - Environmental Matters
Schedule 7.19  - Insurance
Schedule 7.22  - Material Agreements
Schedule 9.01  - Debt
Schedule 9.02  - Liens
Schedule 9.03  - Investments, Loans and Advances


     THIS CREDIT AGREEMENT dated as of December 20, 1995, is between: MAGNOLIA PIPELINE CORPORATION, a corporation formed under the laws of the State of Alabama (the "Borrower"); and COMPASS
BANK-HOUSTON, a Texas State Chartered Banking Institution (the
"Lender").

                             R E C I T A L S

           A. The Borrower has requested that the Lender provide certain loans to and extensions of credit on behalf of the Borrower.

           B. The Lender has agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

           C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:


                              ARTICLE I

                   Definitions and Accounting Matters

           Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Borrower" and "Lender" shall have the meanings indicated above.

           Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

           "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above, and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

           "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

           "Applicable Margin" shall mean 1% per annum.

           "Base Rate" shall mean for any day, the higher of (i) the Federal Funds Rate for any such day or (ii) the Index Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

           "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

           "Closing Date" shall mean December 20, 1995.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

           "Commitment" shall mean the Lender's obligation to make the Loans pursuant to Section 2.01(a) and to issue Letters of Credit as provided in Section 2.01(b).

           "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debtor or obligations of others;
(viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; and (ix) obligations to deliver goods or services in consideration of advance payments.

           "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

           "Designated Contracts" shall mean the contracts or agreements described or referred to on Schedule 1.01.

           "Dollars" and "$" shall mean lawful money of the United States of America.

           "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower is conducting or at any time has conducted business, or where any Property of the Borrower is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

           "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

           "ERISA Event" shall mean (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

           "Event of Default" shall have the meaning assigned such term in Section 10.01.

           "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions.

           "Financial Statements" shall mean the financial statement or statements of the Borrower described or referred to in Section
7.02.

           "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

           "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property.
Unless otherwise specified, all references to Governmental
Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower or any of its Property or the Lender.

           "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

           "Guarantors" shall collectively mean Dan C. Tutcher, Kenneth
B. Holmes, Jr., Stevens G. Herbst and MERI.

           "Guaranty Agreement" shall mean a separate agreement executed by each Guarantor in form and substance satisfactory to the Lender guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

           "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, but in no event to exceed 18% per annum.

           "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Lender in connection with the Loan
Documents, and all renewals, extensions and/or rearrangements of any of the above.

           "Indemnified Parties" shall have the meaning assigned such term in Section 11.03(b).

           "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

           "Index Rate" shall mean, on any day, the prime rate as published in The Wall Street Journal's "Money Rates" table for such day. If multiple prime rates are quoted in such table, then the highest prime rate quoted therein shall be the Index Rate. In the event that a prime rate is not published in The Wall Street Journal's "Money Rates" table, the Lender will choose a substitute Index Rate, for purposes of calculating the Base Rate, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal's "Money Rates" tables.

           "Initial Funding" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof.

           "LC Commitment" at any time shall mean $250,000.00.

           "LC Exposure" at any time shall mean the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

           "Letters of Credit Application" shall mean a letter of credit application, in the form of Exhibit F hereto, delivered to the Lender requesting the issuance, reissuance, extension or renewal of any Letter of Credit and containing the information set forth in
Section 2.02(e).

           "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

           "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

           "Loan Documents" shall mean this Agreement, the Note, the Letters of Credit and the Security Instruments.

           "Loans" shall mean the loans as provided for by Section
2.01(a).

           "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security
Instrument, or (ii) the ability of the Borrower to carry out its business as at the Closing Date or as proposed as of the Closing
Date to be conducted or meet its obligations under the Loan
Documents on a timely basis.

           "Material Change" shall mean a change in the ownership of the shares of stock of the Borrower such that a Person (or group of Persons acting together) other than a holder of stock of the Borrower on the Closing Date acquires a direct or indirect interest in more than 50% of the voting power of the voting stock of the Borrower.

           "Maximum Credit Amount" at any time shall equal $1,500,000.00, subject to reductions in such amount in accordance with Section
2.03.

           "MERI" shall mean Midcoast Energy Resources, Inc., a Nevada corporation.

           "MERI CD" shall mean Certificate of Deposit No. 728275 in the principal amount of $50,000, as such principal amount may be increased from time to time, payable to MERI and issued by the Lender on December 20, 1995.

           "Mortgaged Property" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

           "Multiemployer Plan" shall mean a Plan defined as such in
Section 3(37) or 4001(a)(3) of ERISA.

           "Note" shall mean the Note provided for by Section 2.05, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

           "Other Taxes" shall have the meaning assigned such term in
Section 4.04(b).

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

           "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

           "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower or an ERISA Affiliate.

           "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 5% per annum above the Base Rate as in effect from time to time plus the Applicable
Margin (if any), but in no event to exceed the Highest Lawful Rate.

           "Principal Office" shall mean the principal office of the Lender, presently located at 24 Greenway Plaza, Suite 1401,
Houston, Texas 77046.

           "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           "Quarterly Dates" shall mean the first day of each January, April, July and October, in each year, the first of which shall be April 1, 1996; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding
Business Day.

           "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term
"Responsible Officer" shall include the Controller of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

           "Revolving Credit Period" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination
Date.

           "Revolving Credit Termination Date" shall mean, unless the Commitment is sooner terminated pursuant to Sections 2.03(b) or
10.02 hereof, January 15, 1999.

           "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

           "Security Instruments" shall mean the Letters of Credit, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between the Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Note, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

           "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower determined (without duplication) in accordance with GAAP:

           (i) the amount of preferred stock and common stock at par plus the amount of capital surplus of the Borrower, plus

           (ii) the retained earnings (or, in the case of a retained earnings deficit, minus the amount of such deficit), minus

           (iii)      the sum of the following:
           cost of treasury shares and the book value of all assets of the Borrower which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to October 31, 1995. "Taxes" shall have the meaning assigned such term in
            Section 4.04(a).

           Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).


                              ARTICLE II

                              Commitments

           Section 2.01  Loans and Letters of Credit.

                      (a)Loans. The Lender agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit Amount as then in effect; provided, however, that the aggregate principal amount of all such Loans by the Lender hereunder at any one time outstanding together with the LC Exposure shall not exceed the Maximum Credit Amount. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this
           Section 2.01(a).

                      (b)Letters of Credit. During the period from and including the Closing Date but excluding the Revolving Credit Termination Date, the Lender agrees to extend credit for the account of the Borrower at any time and from time to time by issuing renewing extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Maximum Credit Amount, as then in effect, minus the aggregate principal amount of all Loans then outstanding.

           Section 2.02  Borrowings and Letters of Credit.

                      (a) Borrowings. The Borrower shall give the Lender advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing and the date (which shall be a Business Day) of the Loans to be borrowed.

                      (b) Minimum Amounts. All borrowings shall be in amounts of at least $25,000 or the remaining balance of the Maximum
           Credit Amount, if less, or any whole multiple of $10,000 in excess thereof.

                      (c) Notices. All borrowings shall require advance written notice to the Lender in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Lender not later than 11:00 a.m. Houston, Texas time on the date of such borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Lender.

                      (d) Advances. Not later than 11:00 a.m. Houston, Texas time on the date specified for each borrowing hereunder, the Lender shall make available the amount of the Loan to be made on such date in immediately available funds, for the account of the Borrower. The amount shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by transferring the same, in immediately available funds, to an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

                      (e) Letters of Credit. The Borrower shall give the Lender a Letter of Credit Application to be received by the Lender not later than 11:00 a.m. Houston, Texas time not less than three (3) Business Days prior thereto of each request for the issuance, renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof and such other information as the Lender may reasonably request all of which shall be reasonably satisfactory to the Lender. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Lender shall issue such Letter of Credit to the beneficiary thereof.

                      The Lender will send to the Borrower, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

           Section 2.03  Changes of Commitment.

                      (a) Commencing on February 1, 1996, and on the first day of each calendar month thereafter, the Maximum Credit Amount shall be reduced by an amount equal to $17,860.00. The amount of such reduction in the Maximum Credit Amount may be adjusted from time to time based upon semi-annual reviews performed by the Lender at its option.

                      (b) The Borrower shall have the right to terminate or to reduce the amount of the Maximum Credit Amount at any time or from time to time upon not less than three (3) Business Days' prior notice to the Lender of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $100,000 or any whole multiple of $10,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Lender.

                      (c) The Lender reserves the right, for any reason, to redetermine at any time and from time to time the Maximum
           Credit Amount upon 30 Business Days prior written notice to the Borrower. Each such redetermination will be made using Lender's then existing credit and engineering standards.

                      (d) The Maximum Credit Amount once terminated or reduced may not be reinstated, without the credit approval of the Lender.

                      Section 2.04  Fees.

                      (a) The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Maximum Credit Amount for the period from and including the Closing Date up to but excluding the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date.

                      (b) The Borrower agrees to pay the Lender commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Lender existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate of 1 1/2% per annum, provided that each Letter of Credit shall bear a minimum commission of $500.00 and that each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Lender has received the cancelled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Lender or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the Borrower. Such commissions are payable quarterly in arrears on each Quarterly Date.

                      (c) The Borrower agrees to pay the Lender an engineering fee of $2,500 for (i) each semi-annual engineering review conducted by the Lender after the Closing Date, and (ii) each other engineering review conducted by the Lender at the request of the Borrower.

                      (d) The Borrower agrees to pay the Lender a facility fee of $15,000. $7,500 of such fee has been paid, with the balance of $7,500 being payable on the Closing Date.

           Section 2.05 Note. The Loans shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in a principal amount equal to the Commitment and otherwise duly completed. The date and amount of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note, and, prior to any transfer, endorsed by the Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

           Section 2.06  Prepayments.

                      (a) The Borrower may prepay the Loans upon not less than one (1) Business Day's prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $50,000 or the remaining principal balance outstanding on the Note) and shall be irrevocable and effective only upon receipt by the Lender, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

                      (b) (i) If, after giving effect to any termination or reduction of the Commitment pursuant to Sections 2.03(a) or (b), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Commitment, the Borrower shall prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and, if any excess remains after prepaying all of the Loans, pay to the Lender an amount equal to the excess to be held as cash collateral as provided in
                      Section 2.08(b) hereof.

                      (ii) If, after giving effect to any redetermination of the Commitment pursuant to Section 2.03(c), the outstanding aggregate principal amount of the Loans plus the LC Exposure exceeds the Commitment, then the Borrower shall within the 30 Business Days provided for in Section 2.03(c): (i) prepay the Loans in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and, if any excess remains after prepaying all of the Loans, pay to the Lender an amount equal to the excess to be held as cash collateral as provided in
                      Section 2.08(b) hereof; (ii) grant to the Lender, as security for the Note and other Indebtedness, a first-priority Lien (subject only to Excepted Liens) on Property of the Borrower of a character and value satisfactory to the Lender in its sole discretion; such Lien to be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Lender in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes; or
                      (iii) effect any combination of the alternatives described in clauses (i) and (ii) of this Section and acceptable to the Lender in its sole discretion.

                      (c) Prepayments permitted or required under this Section
                      2.06 shall be without premium or penalty. Any prepayment made during the Revolving Credit Period may be reborrowed subject to the then effective Commitment.

                      Section 2.07 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Lender (except in the case of willful misconduct or bad faith on the part of the Lender or any of its employees) nor its correspondents shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Lender's control or the control of its correspondents. In addition, the Lender shall not be responsible for any error, neglect, or default of any of its correspondents;
and none of the above shall affect, impair or prevent the vesting of the Lender's or its rights or powers hereunder, all of which rights shall be cumulative. The Lender and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Lender or by any correspondent for the Lender in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Lender or its correspondents under any resulting liability to the Borrower.

           Section 2.08  Obligation to Reimburse and to Prepay.

                      (a)        If a disbursement by the
           Lender is made under any Letter of Credit, the Borrower shall pay to the Lender within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Lender under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.08 of this Agreement or under other provisions of the Letter of Credit) together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement and each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Lender under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

           Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Lender, except (i) where the Borrower actually recovers the proceeds for itself or the Lender of any payment made by the Lender in connection with such gross negligence or willful misconduct or (ii) in cases where the Lender makes payment to the named beneficiary of a Letter of Credit.

           (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.06(b) hereof or the maturity of the Note, whether by acceleration or otherwise, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Lender as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Lender or any other Person for any reason whatsoever. Such payments shall be held by the Lender as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Lender grants to the Lender a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Lender agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under any of the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.


                                 ARTICLE III

                   Payments of Principal and Interest

           Section 3.01 Repayment of Loans. The Borrower will pay to the Lender, the principal payments required by this Section 3.01.
On the Revolving Credit Termination Date the Borrower shall repay the outstanding principal amount of the Note.

           Section 3.02 Interest. The Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Security Instrument or under the Note which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

Accrued interest on the Loans shall be payable monthly commencing on February 1, 1996, and on the first day of each consecutive calendar month thereafter.

Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.



                               ARTICLE IV

                        Payments; Computations; Etc.

           Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Note and any other Loan Document shall be made in Dollars, in immediately available funds, to the Lender at such account as the Lender shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Lender under this Agreement or the Note shall be paid promptly to the Lender, in immediately available funds. If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

           Section 4.02 Computations. Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

           Section 4.03  Set-off.   The Borrower agrees that, in addition
to (and without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall have the right and be entitled, at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

           Section 4.04  Taxes.

           (a)  Payments Free and Clear.  Any
           and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on its income, and franchise or similar taxes imposed on it, by
           (i) any jurisdiction (or political subdivision thereof) of which the Lender, is a citizen or resident, (ii) the jurisdiction (or any political subdivision thereof) in which the Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which the Lender is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
           (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

           (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Security Instrument (hereinafter referred to as "Other Taxes").

           (c) indemnification. To the fullest extent permitted by applicable law, the Borrower will indemnify the Lender for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this section 4.04) paid by the Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and the Lender's payment of such Taxes or Other Taxes was the result of its gross negligence or willful misconduct. any payment pursuant to such indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor. if the Lender receives a refund or credit in respect of any Taxes or Other Taxes for which the Lender has received payment from the Borrower it shall promptly notify the Borrower of such refund or credit and shall,if no default has occurred and is continuing, within thirty (30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Borrower without interest (but with any interest so refunded or credited), provided that the Borrower, upon the request of the Lender, agrees to return such refund or credit (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund or credit.


                                     ARTICLE V

                            Intentionally Left Blank


                                    ARTICLE VI

                               Conditions Precedent

           Section 6.01  Initial Funding.

           The obligation of the Lender to make the Initial Funding is subject to the receipt by the Lender of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Lender of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Lender in form and substance:

           (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

           (b) A certificate of the Secretary or an Assistant Secretary of MERI setting forth (i) resolutions of its board of directors with respect to the authorization of MERI to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents,
           (ii) the officers of MERI (y) who are authorized to sign the Loan Documents to which MERI is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of MERI, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from MERI to the contrary.

           (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and MERI.

           (d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

           (e)  The Note, duly completed and executed.

           (f) The Security Instruments described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

           (g) An opinion of Hellums, Hartley & Johnson, special Alabama counsel to the Borrower, substantially in the form of Exhibit D hereto.

           (h) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19 hereof.

           (i) The Security Instruments and accompanying financing statements covering the Mortgaged Property shall have been properly filed and recorded in the appropriate offices to establish and perfect the Liens and security interests created thereby.

           (j) The Lender shall have been furnished with appropriate UCC search certificates reflecting the filing of all financing statements required to perfect the security interests granted by the Security Instruments and reflecting no prior liens or security interests.

           (k) Such other documents as the Lender or special counsel to the Lender may reasonably request.

           Section 6.02 Initial and Subsequent Loans. The obligation of the Lender to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial
Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material
Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Lender may expressly consent in writing to the contrary. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of and immediately following such borrowing as of the date thereof).

           Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

                      (a)    At least three (3) Business
           Days prior to the date of the issuance and at least three (3) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Lender shall have received a Letter of Credit Application.

                      (b)      Each of the Letters of Credit
           shall (i) be issued by the Lender, (ii) contain such terms and provisions as are reasonably required by the Lender, (iii) be for the account of the Borrower, and (iv) expire not later than two (2) days before the Revolving Credit Termination Date.



                                  ARTICLE VII

                        Representations and Warranties

           The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

           Section 7.01 Corporate Existence. The Borrower: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

           Section 7.02 Financial Condition. The unaudited pro forma balance sheet of the Borrower as at September 8, 1995 heretofore furnished to the Lender, are complete and correct and fairly present the financial condition of the Borrower as at said date, all in accordance with GAAP, as applied on a consistent basis. The Borrower does not have on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02.
Since September 8, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

           Section 7.03 Litigation. Except as disclosed to the Lender in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower which involves the possibility of any judgment or liability against the Borrower not fully covered by insurance
(except for normal deductibles), and which would have a Material
Adverse Effect.

           Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower, or any Governmental Requirement or any agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

           Section 7.05 Authority. The Borrower has all necessary corporate power and authority to execute, deliver and perform their obligations under the Loan Documents to which they are respectively a party; and the execution, delivery and performance by the Borrower of the Loan Documents to which it is party, have been duly authorized by all necessary corporate action on their part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

           Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

           Section 7.07 Use of Loans. The proceeds of the Loans shall be used to (a) make an advance to MERI for the purpose of paying in full certain existing indebtedness of MERI to Rainbow Investments Company, and (b) for general corporate purposes. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

           Section 7.08  ERISA.

           (a) The Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

           (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

           (c) No act, omission or transaction has occurred which could result in imposition on the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

           (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower or any ERISA Affiliate has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

           (e) Full payment when due has been made of all amounts which the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

           (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.
           The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

           (g) None of the Borrower or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower or any ERISA Affiliate in its sole discretion at any time without any material liability.

           (h) None of the Borrower or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

           (i) None of the Borrower or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

           Section 7.09 Taxes. Except as set out in Schedule 7.09, the Borrower has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                      Section 7.10  Titles, etc.

           (a) Except as set out in Schedule 7.10, the Borrower has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except
           Liens permitted by Section 9.02.

           (b) All leases and agreements necessary for the conduct of the business of the Borrower are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower.

           (c) The rights, properties and other assets presently owned, leased or licensed by the Borrower including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

           (d) All of the assets and Properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

           Section 7.11 No Material Misstatements. No written informa-tion, statement, exhibit, certificate, document or report furnished to the Lender by the Borrower or MERI in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower. There is no fact peculiar to the Borrower which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse
Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower prior to, or on, the Closing
Date in connection with the transactions contemplated hereby.

           Section 7.12 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           Section 7.13 Public Utility Holding Company Act. The Borrower is not is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           Section 7.14 Subsidiaries and Partnerships. Except as set forth on Schedule 7.14, the Borrower has no subsidiaries and has no interest in any partnerships.

           Section 7.15  Location of Business and Offices.  The
Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement.

           Section 7.16 Defaults. Neither the Borrower nor MERI is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or MERI is a party or by which the Borrower or MERI is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

           Section 7.17 Environmental Matters. Except (i) as provided in Schedule 7.17 or (ii) as would not have a Material Adverse
Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse
Effect):

           (a) Neither any Property of the Borrower nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

           (b) Without limitation of clause (a) above, no Property of the Borrower nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

           (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

           (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental
           Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

           (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

           (f)        To the extent applicable, all
           Property of the Borrower currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

           (g) The Borrower has no known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

           Section 7.18 Compliance with the Law. The Borrower has not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

           Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by MERI. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower; will remain in full force and effect through the respective dates set forth in
Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which MERI and its Board of Directors or officers have designated as being self insured. Neither the Borrower nor MERI has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

           Section 7.20 Designated Contracts. The copies of the Designated Contracts previously delivered by the Borrower to the Lender are complete and accurate and have not been amended or modified in any manner. Each Designated Contract is valid, binding and enforceable against the parties thereto; and the Borrower has the right to grant a Lien and has granted a Lien on the Borrower's right to receive proceeds under each Designated Contract pursuant to the Security Instruments, and the Lender may enforce its remedies contained in the Security Instruments against such collateral. The Borrower has obtained all consents from Governmental Authorities necessary to perform under each Designated Contract.

           Section 7.21 Restriction on Liens. The Borrower is not a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of its assets or Properties.

           Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing
Date providing for, evidencing, securing or otherwise relating to any Debt of the Borrower, and all obligations of the Borrower to issuers of surety or appeal bonds issued for account of the Borrower, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. The Borrower has heretofore delivered to the Lender a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the Closing
Date.


                           ARTICLE VIII

                      Affirmative Covenants

           The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

           Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Lender:

           (a) As soon as available and in any event within 45 days after the end of each calendar month, the unaudited statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower for such period and for the period from the beginning of the respective fiscal year of the Borrower to the end of such period, and the related balance sheets of the Borrower as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

           (b) The financial statements and other financial information of the Guarantors called for in their respective Guaranty Agreements.

           (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

           (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and a copy of any response by the Borrower or the Board of Directors of the Borrower to such letter or report.

           (e) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lender pursuant to any other provision of this Section 8.01.

           (f) From time to time such other information regarding the business, affairs or financial condition of the Borrower (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Lender may reasonably request.

The Borrower will furnish to the Lender within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower and within 120 days after the end of each fiscal year of the Borrower, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.11 and 9.12 as of the end of the respective fiscal quarter or fiscal year.

           Section 8.02 Litigation. The Borrower shall promptly give to the Lender notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Borrower will promptly notify the Lender of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $50,000.

           Section 8.03  Maintenance, Etc.

           (a) The Borrower shall: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

           (b) On August 1 of each calendar year (or, if sooner, the renewal date of any of the Borrower's policies of insurance), the Borrower will furnish or cause to be furnished to the Lender a certificate of insurance coverage from the insurer in form and substance satisfactory to the Lender and, if requested, will furnish the Lender copies of the applicable policies.

           (c) The Borrower will operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

           Section 8.04  Environmental Matters.

           (a) The Borrower will establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the operations conducted thereon and other activities of the Borrower are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

           (b) The Borrower will promptly notify the Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

           Section 8.05 Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower in the Security
Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

           Section 8.06 Performance of Obligations. The Borrower will pay the Note according to the reading, tenor and effect thereof;
and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

           Section 8.07 ERISA Information and Compliance. The Borrower will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal
Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA
Event or of any "prohibited transaction," as described in section
406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

           Section 8.08 Change in Management. The Borrower will notify the Lender of any change in management of the Borrower.


                           ARTICLE IX

                       Negative Covenants

           The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the
Lender:

           Section 9.01 Debt. The Borrower will not incur, create, assume or suffer to exist any Debt, except:

           (a) the Note or other Indebtedness or any guaranty of or suretyship arrangement for the Note or other Indebtedness;

           (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in
           Schedule 9.01, and any renewals or extensions (but not increases) thereof;

           (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

           (d) advances to the Borrower from MERI; provided, however, repayment of such advances shall not be permitted if any Default or Event of Default has occurred and is continuing, or if making such repayment would cause the occurrence of a Default or Event of Default hereunder and MERI shall have agreed to same in writing; and

           (e) payments of net revenue interests owing by the Borrower to Rainbow Investments Company; provided, however, such payments shall be fully subordinated to the payment in full of the Indebtedness pursuant to an instrument or instruments satisfactory to the Lender as to form and substance.

           Section 9.02 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

           (a)        Liens securing the payment of the Indebtedness;

           (b)        Excepted Liens;

           (c)        Liens disclosed on Schedule 9.02.

                                 SECURITY AGREEMENT

         (Accounts, Inventory, Equipment, Chattel Paper, Documents,
          Instruments, General Intangibles and Other Property)



                                   Between

                       MAGNOLIA PIPELINE CORPORATION

                                     and

                           COMPASS BANK-HOUSTON


                            December 20, 1995

                            SECURITY AGREEMENT

       Accounts, Inventory, Equipment, Chattel Paper, Documents,
         Instruments, General Intangibles and Other Property

           THIS SECURITY AGREEMENT (this "Agreement") is made as of December 20, 1995, between MAGNOLIA PIPELINE CORPORATION, an Alabama corporation with principal offices at 1100 Louisiana, Suite 3030, Houston, Texas 77002 ("Debtor"); and COMPASS BANK-HOUSTON, a Texas State Chartered Banking Institution with offices at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046 ("Secured Party").

                              RECITALS

           A. On even date herewith, Debtor and Secured Party are executing a Credit Agreement (such Credit Agreement, as the same may from time to time be amended or supplemented, being hereinafter called the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, Secured Party agrees to make loans to and extensions of credit on behalf of Debtor.

           B. Secured Party has conditioned its obligations under the Credit Agreement upon the execution and delivery by Debtor of this Agreement, and Debtor has agreed to enter into this Agreement.

           C. Therefore, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

                             ARTICLE 1

                         SECURITY INTEREST

Section 1.01 Pledge, Assignment and Grant of Security Interest.
Debtor hereby pledges, assigns and grants to Secured Party a security interest in and right of set-off against the assets referred to in Section 1.02 (the "Collateral") to secure the prompt payment and performance of the "Obligations" (as defined in Section 2.02) and the performance by Debtor of this Agreement.

Section 1.02 Collateral. The Collateral consists of the following types or items of property (including property hereafter acquired by Debtor as well as property which Debtor now owns or in which Debtor has rights):

(a) All of Debtor's accounts, inventory, equipment, chattel paper, documents, instruments and general intangibles.

(b) The certificates of deposit scribed on Schedule 1.02(b) attached hereto and made a part hereof for all purposes, as such
Schedule 1.02(b) may be amended or supplemented from time to time (collectively, the "Certificate of Deposit"), together with all sums now or at any time hereafter evidenced thereby, and any and all renewals, rearrangements or reissues thereof, whether in respect of the value thereof, interest paid thereon, dividends declared thereon or otherwise, and all interest, dividends, incomes and profits from the foregoing and all other sums due or to become due on account of any of the foregoing.

(c) All of Debtor's interest in and rights under (whether now owned or hereafter acquired by operation of law or otherwise) all presently existing and hereafter created operating agreements, equipment leases, production agreements, sales agreements, purchase and/or exchange agreements, transportation agreements, delivery contracts, and other contracts and/or agreements, and all renewals, amendments, supplements and modifications thereof and substitutions and replacements therefor, including, without limitation, the contracts and/or agreements described or referred to on Schedule 1.02(c) attached hereto and made a part hereof for all purposes, as such Schedule 1.02(c) may be amended or supplemented from time to time.

(d) (i) Any related or additional property from time to time delivered to or deposited with Secured Party by or for the account of Debtor; (ii) all certificates of title or other documents evidencing ownership or possession of or otherwise relating to any property referred to in this Section 1.02; (iii) all property used or usable in connection with any property referred to in this
Section 1.02; (iv) all policies of insurance (whether or not required by Secured Party) covering any property referred to in this Section 1.02; (v) all goods which were at any time included in the Collateral and which are returned to or for the account of Debtor following their sale, lease or other disposition; (vi) all proceeds, products, replacements, additions to, substitutions for, accessions of, and property necessary for the operation of any of the property referred to in this Section 1.02, including, without limitation, insurance payable as a result of loss or damage to any of the property referred to in this Section 1.02, refunds of unearned premiums of any such insurance policy and claims against third parties; and (vii) all books and records related to any of the property referred to in this Section 1.02, including, without limitation, any and all books of account, customer lists and other records relating in any way to the accounts, chattel paper, instruments or inventory referred to in this Section 1.02.

(e) All general intangibles related to any property referred to in this Section 1.02, including, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights, rights to performance, and claims for damages, refunds (including tax refunds) or other monies due or to become due; (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any governmental agency or court; (iii) consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property; (iv) business records, computer tapes and computer software; (v) goodwill; and (vi) other intangible personal property, whether similar or dissimilar to the property referred to in this Section 1.02.

It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

Section 1.03 Location of Collateral. The Collateral is located or (except as otherwise permitted by Section 4.01) shall be located only in the following places (provided that the Collateral shall be subject to the security interest created by this Agreement irrespective of whether or not the Collateral is located in the following places): The States of Texas and Alabama.


                             ARTICLE 2

                            DEFINITIONS

Section 2.01 Terms Defined Above or in the Credit Agreement. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Credit Agreement but which are not defined herein shall have the same meanings as defined in the Credit Agreement.

Section 2.02 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

"Accounts" means all accounts, chattel paper and instruments (as such terms are defined in the Code) at any time included in the Collateral.

"Account Debtor" means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any obligations included in the Collateral, whether as an account debtor (as defined in the Code), obligor on an instrument, issuer of documents or securities, guarantor or otherwise.

"Agreement" means this Security Agreement, as the same may from time to time be amended or supplemented.

"Code" means the Uniform Commercial Code as presently in effect in the State of Texas, Business and Commerce Code, Chapters 1 through
9. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Chapter 9 of the Code.

"Event of Default" means any event specified in Section 6.01.

"Inventory" means all inventory (as defined in the Code) at any time included in the Collateral.

"Obligations" means:

(a) The payment and performance of all indebtedness, obligations (including reimbursement obligations) and liabilities of Debtor to Secured Party, now or hereafter existing under or in connection with the Credit Agreement including, without limitation, such indebtedness, obligations (including reimbursement obligations) and liabilities arising out of, pursuant to, or evidenced by (i) the Note, being that certain promissory note of even date herewith in the principal amount of $1,500,000, issued or to be issued by Debtor under the Credit Agreement, payable to Secured Party as therein provided, with final maturity on December 1, 1998, (the "Note"),(ii) any and all renewals, extensions for any period, rearrangements, increases and/or modifications of any or all of the Note, (iii) any Letters of Credit issued or to be issued by Secured Party for the account of Debtor and described or referred to in the Credit Agreement, (iv) any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit, and (v) any and all other Loan Documents or other documents executed in connection with or as security for the Credit Agreement, the Note and the Letters of Credit.

(b) The performance by Debtor of all the terms, agreements and obligations of Debtor pursuant to this Agreement and of Debtor and any Obligor arising out of, pursuant to or incurred in connection with the Loan Documents and any and all other instruments and documents executed in connection therewith or pursuant thereto.

(c) All interest, charges, expenses, reasonable attorneys' or other fees and any other sums payable to or incurred by Secured Party in connection with the execution, administration or enforcement of Secured Party's rights and remedies hereunder, or under the Credit Agreement, the Note, the Letters of Credit or any other Loan Document or other instruments and documents executed in connection therewith or pursuant thereto.

(d) All post-petition interest on the liabilities in the event of a bankruptcy or insolvency of Debtor.

(e) Any sums which may be advanced or paid by Secured Party under the terms hereof or of any other Loan Document on account of the failure of Debtor to comply with the covenants of Debtor contained herein or in any other Loan Document; and all other indebtedness of Debtor arising pursuant to the provisions hereof or thereof.

"Obligor" means any Person, other than Debtor, liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

                                ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES

           In order to induce Secured Party to accept this Agreement, Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

           Section 3.01 Ownership of Collateral; Encumbrances. Debtor is the legal and beneficial owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for Excepted Liens, and Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

           Section 3.02 No Required Consent. No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements) is required for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor of the security interest granted by this Agreement,
(iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.

           Section 3.03 First Priority Security Interest. The grant of the security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, enforceable against Debtor and all third parties and securing payment of the Obligations.

           Section 3.04 No Filings By Third Parties. No financing statement or other public notice or recording covering the Collateral is on file in any public office (other than any financing statement or other public notice or recording naming Secured Party as the secured party therein), and Debtor will not execute any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

           Section 3.05 No Name Changes. Debtor has not, since September 8, 1995, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by Debtor herein.

           Section 3.06 Location of Debtor and Collateral. Debtor's chief executive office and Debtor's records concerning the Collateral are located at the address or location set forth in the opening paragraph hereof. The Collateral is located at Debtor's address set forth in the opening paragraph hereof or at the location(s), if any, specified in Section 1.02 or 1.03. Any
Collateral not at such location(s) nevertheless remains subject to Secured Party's security interest.
           Section 3.07 Collateral. All statements or other information provided by Debtor to Secured Party describing or with respect to the Collateral is or (in the case of subsequently furnished information) will be when provided correct and complete in all material respects. The delivery at any time by Debtor to Secured
Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct insofar as they would pertain to such Collateral or the descriptions thereof.

           Section 3.08 Accounts.

           (a) Each Account represents the genuine, valid and legally enforceable indebtedness of an Account Debtor arising from the sale, lease or rendition by Debtor of goods or services and is not subject to contra accounts, set-offs, defenses, counterclaims, allowances or adjustments (other than discounts for prompt payment shown on the invoice), or objections or complaints by the Account Debtor concerning its liability on the Account; and any goods, the sale of which gave rise to an Account, have not been returned or rejected by the Account Debtor or lost or damaged prior to receipt by the Account Debtor.

           (b) The amount shown as to each Account on Debtor's books is or will be the true amount owing and unpaid thereon. Each Account arose or shall have arisen in the ordinary course of Debtor's business; provided, however, that any Accounts which arose or hereafter arise outside the ordinary course of Debtor's business shall nevertheless be included as part of the Collateral. Debtor has no knowledge of any bankruptcy, insolvency or other action affecting creditors' rights with respect to any Account Debtor.

           (c) Each invoice or agreement evidencing the Accounts is or will be due and payable not more than 90 days from the date thereof; provided, however, that any Accounts not so due and payable shall nevertheless be included as part of the Collateral.

           Section 3.09 Delivery of Documents or Letters of Credit. With respect to any Inventory or other Collateral covered by one or more certificates of title or other documents evidencing ownership or possession thereof, and with respect to any Accounts or other
Collateral supported by letters of credit, and with respect to the Certificate of Deposit, each of such certificates, documents or letters of credit and the Certificate of Deposit has been delivered to Secured Party (provided that all certificates, documents and letters of credit referred to in Section 1.02 shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

                               ARTICLE 4

                       COVENANTS AND AGREEMENTS

           Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

           Section 4.01 Change in Location of Collateral or Debtor. Debtor will notify Secured Party on or before the date of any change in location of the Collateral. Debtor will not, without Secured Party's prior written consent, change the location of the Collateral to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect its security interests in the Collateral or to maintain such perfection. Debtor will give Secured Party 30 days' prior written notice of (i) the opening or closing of any place of Debtor's business or (ii) any change in the location of Debtor's chief executive office or address; provided, however, only five days' prior written notice shall be required for any change in the location of Debtor's chief executive office or address if such change is to a location within the State of Texas.

           Section 4.02 Change in Debtor's Name or Corporate Structure. Debtor will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) without notifying Secured Party of such change in writing at least 30 days prior to the effective date of such change. Without the express written consent of Secured Party, however, Debtor will not engage in any other business or transaction under any name other than Debtor's name hereunder.

           Section 4.03 Documents; Collateral in Possession of Third Parties. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, Debtor will cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, Debtor shall notify such Person of Secured Party's security interest in such Collateral. Upon Secured Party's request, Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to Debtor's instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

           Section 4.04 Delivery of Letters of Credit and Instruments. Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of Debtor. If any Account becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Accounts collected by Debtor in the ordinary course of business prior to notification by Secured Party under Section 6.02(h)), Debtor will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Debtor will remain liable thereon until such instrument is paid in full. Debtor shall immediately deliver any instrument or certificate evidencing a renewal or reissue of the Certificate of Deposit.

           Section 4.05 Sale, Disposition or Encumbrance of Collateral. Except as permitted by Section 4.10 or with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

           Section 4.06 Proceeds of Collateral. Except as permitted by Sections 4.04, 4.10 and 4.11, Debtor will deliver to Secured Party promptly upon receipt all proceeds delivered to Debtor from the sale or disposition of any Collateral. If chattel paper, documents or instruments are received as proceeds, which are required to be delivered to Secured Party, they will be, immediately upon receipt, properly endorsed or assigned and delivered to Secured Party as Collateral. This Section 4.06 shall not be construed to permit sales or dispositions of Collateral except as may be elsewhere expressly permitted by this Agreement.

           Section 4.07 Records and Information. Debtor shall keep accurate and complete records of the Collateral (including proceeds). These records shall reflect complete and accurate stock records of the Inventory and all facts concerning each Account. Debtor shall conduct a physical count of the Inventory at such intervals as Secured Party requests and promptly supply Secured Party with a copy of such count accompanied by a report of the value (valued at the lower of cost or market value) of the Inventory. Secured Party may at any time have access to, examine, audit, make extracts from and inspect without hindrance or delay Debtor's records, files and the Collateral. Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral. Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding (i) the business, affairs or financial condition of Debtor or (ii) the Collateral or Secured Party's rights or remedies with respect thereto.

           Section 4.08 Reimbursement of Expenses. Debtor hereby assumes all liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of persons or damage to property). All amounts for which Debtor is liable pursuant to this Section 4.08 shall be due and payable by Debtor to Secured Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured
Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured
Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the Highest Lawful
Rate.

           Section 4.09 Further Assurances. Upon the request of Secured Party, Debtor shall (at Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured
Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

           Section 4.10 Inventory. Until an Event of Default occurs hereunder, Debtor may use the Inventory in any lawful manner not inconsistent with this Agreement and with the terms of insurance thereon and may sell, lease or otherwise dispose of its Inventory for cash or terms in the ordinary course of business, and Debtor may retain the proceeds of such sales, leases or other dispositions (subject to Section 4.04 and subsection 4.11(a)); provided, however, the Inventory shall remain in Debtor's possession and control at all times prior to sale, lease or other disposition at Debtor's address set forth in the opening paragraph hereof or at such other location(s) as may be specified in Section 1.02 or 1.03. Debtor shall bear any risk of loss of the Inventory. Debtor shall not use any item of Inventory in a manner inconsistent with the holding thereof for sale, lease or other disposition in the ordinary course of business or in contravention of the terms of any agreement. A sale, lease or disposition in the ordinary course of business does not include the exchange of Inventory for services or goods in kind or transfers of Inventory for the satisfaction of obligations to suppliers or other indebtedness. Upon an Event of Default, Debtor will not sell, lease or otherwise dispose of any of the Inventory without the prior written consent of Secured Party, and Debtor shall immediately deliver to Secured Party any checks, cash or other forms of payment which Debtor receives in connection with any Inventory, appropriately endorsed.

           Section 4.11 Accounts.

           (a)        Prior to notification by Secured Party under
Section 6.02(h), Debtor will collect the Accounts in the ordinary course of its business and may retain the proceeds of such collections (subject to Section 4.04).

           (b) Debtor will not modify, extend or substitute any contract, the terms of which shall at any time have given rise to an Account, except in the ordinary course of business or with the prior written consent of Secured Party. Debtor will not re-date any invoice or sale or make sales with an extended payment date beyond that customary in the industry, and in no event longer than 90 days. Debtor shall not adjust, settle, discount or compromise any of the Accounts, except in the ordinary course of business or with the prior written consent of Secured Party.

           (c) Debtor will duly perform or cause to be performed all of Debtor's obligations with respect to the Accounts and the underlying sales of goods or other transactions giving rise to the Accounts.

           Section 4.12 Condition of Collateral. Debtor will maintain all the Collateral in good condition, repair and working order, and in accordance with any manufacturer's manual. Debtor will not misuse, abuse, waste, destroy or endanger the Collateral or allow it to deteriorate, except for ordinary wear and tear from its intended use. Debtor will repair, replace or otherwise improve the Collateral as may be necessary. Debtor will not use any Collateral in violation of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used.

           Section 4.13 Collateral Attached to Other Property. In the event that the Collateral is to be attached or affixed to any real property, Debtor hereby agrees that this Agreement may be filed for record in any appropriate real estate records as a financing statement which is a fixture filing. In connection therewith, Debtor will take whatever action is required by Section 4.09. If Debtor is not the record owner of such real property, Debtor will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured
Party's security interest in the Collateral. If the Collateral is wholly or partly affixed to real estate or installed in or affixed to other goods, Debtor will, on demand of Secured Party, furnish Secured Party with a disclaimer (including landlord's or other lien waivers or releases, if applicable), signed by all Persons or entities having an interest in the real estate or other goods to which the Collateral may have become affixed, of any prior interest to Secured Party's interest in the Collateral.

           Section 4.14 Collateral Separate and Distinct. Debtor shall at all times keep the Collateral, including proceeds, or cause it to be kept (when in the possession of warehousemen, bailees, agents, independent contractors or other third parties), separate and distinct from other property.

                             ARTICLE 5

               RIGHTS, DUTIES AND POWERS OF SECURED PARTY

           The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

           Section 5.01 Discharge Encumbrances. Secured Party may, at its option, discharge any taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the Highest
Lawful Rate.

           Section 5.02 Transfer of Collateral. Secured Party may transfer any or all of the Obligations, and upon any such transfer Secured Party may transfer its interest in any or all of the Collateral and shall be fully discharged thereafter from all liability therefor. Any transferee of the Collateral shall be vested with all rights, powers and remedies of Secured Party hereunder.

           Section 5.03 Licenses and Rights to Use Collateral. In connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of Debtor's labels, patents, copyrights, trade names, trade secrets, trademarks or other similar property in completing production, advertising or selling such Collateral. Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

           Section 5.04 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

           Section 5.05 Disclaimer of Certain Duties.

           (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

           (b) Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor, Account Debtor or other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

           Section 5.06 Modification of Obligations; Other Security. Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against Debtor and without affecting Debtor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                              ARTICLE 6

                          EVENTS OF DEFAULT

           Section 6.01 Events. It shall constitute an Event of Default under this Agreement if an Event of Default occurs and is continuing under the Credit Agreement.

           Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Credit Agreement) or demand to Debtor:

                   (a) Declare all or part of the indebtedness pursuant to the Obligations immediately due and payable and enforce payment of the same by Debtor or any Obligor.

                   (b) Take possession of the Collateral, or at Secured Party's reasonable request Debtor shall, at Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to Debtor and Secured Party. Secured Party may, at its option, render any equipment unusable that may be included in the Collateral, or, at Secured Party's request, Debtor will render it unusable. In any event, Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

                   (c) Sell or lease, in one or more sales or leases and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, Debtor's premises), either for cash or credit or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other
           Person shall be absolutely free from any claim of right by Debtor, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured
           Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or to be held by Secured Party for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by Secured Party until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, Secured Party shall incur no liability in connection therewith. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding
           (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (f) shall constitute disposition in a commercially reasonable manner.

                      (d) Take possession of all books and records of Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

                      (e) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

                      (f) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

                      (g) Receive, change the address for delivery, open and dispose of mail addressed to Debtor, and to execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Debtor.

                      (h) Notify or require Debtor to notify Account Debtors that the Accounts have been assigned to Secured Party and direct such Account Debtors to make payments on the Accounts directly to Secured Party. To the extent Secured Party does not so elect, Debtor shall continue to collect the Accounts. Secured Party or its designee shall also have the right, in its own name or in the name of Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due or to become due by virtue of, the Accounts; (ii) to sell, transfer or assign or otherwise deal in the Accounts or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Accounts, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to endorse the name of Debtor on notes, checks or other evidences of payments on Collateral that may come into possession of Secured Party;
           (v) to take control of cash and other proceeds of any Collateral; (vi) to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, or any drafts against Account Debtors or other persons making payment with respect to Collateral; (vii) to send a request for verification of Accounts to any Account Debtor; and (viii) to do all other acts and things necessary to carry out the intent of this Agreement.

                   (i) Receive or withdraw any or all funds evidenced by the Certificate of Deposit.

                   (j) Exercise all other rights and remedies permitted by law or in equity.

           Section 6.03 Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

                   (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

                   (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

           Section 6.04 Account Debtors. Any payment or settlement of an Account made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Account, and Debtor shall take any action as may be required by Secured Party in connection therewith. No Account Debtor on any Account will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by Debtor in making payment directly to Secured Party.

           Section 6.05 Liability for Deficiency. If any sale or other disposition of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release Debtor from its liability to Secured
Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the opening paragraph hereof.

           Section 6.06 Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Debtor hereby agrees that five days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

           Section 6.07 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                               ARTICLE 7

                        MISCELLANEOUS PROVISIONS

           Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Credit Agreement.

           Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Debtor or any Obligor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

           Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

           Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

           Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Debtor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any delay in delivering such proceeds to Debtor.

           Section 7.06 Governing Law; Jurisdiction. This Agreement and the security interest granted hereby shall be construed in accordance with and governed by the laws of the State of Texas
(except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

           Section 7.07 Continuing Security Agreement.

           (a)        Except as may be expressly applicable pursuant to
Section 9.505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

           (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to
Section 7.08.

           Section 7.08 Termination. The grant of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has retransferred and delivered all Collateral in its possession to Debtor, and executed a written release or termination statement and reassigned to Debtor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by Debtor with all covenants and agreements hereof, Secured Party, at the written request and expense of Debtor, will release, reassign and transfer the Collateral to Debtor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.08 and the provisions of subsection 7.07(b) shall survive the termination of this Agreement.

           Section 7.09 Counterparts, Effectiveness. This Agreement may be executed in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

DEBTOR: MAGNOLIA PIPELINE CORPORATION




                      By:

                      Name:

                      Title:

                               Schedule 1.02(b)
                                   None

                              Schedule 1.02(c)

                           Transmission Contracts

1.         Gas Transportation Agreement between Magnolia Pipeline
           Corporation ("Magnolia") and Meridian Oil, Inc. ("Meridian") dated August 23, 1991.

           a. Dedication Agreement between Magnolia and Meridian dated June 20, 1991.

           b.       Letter Agreement between Magnolia and Meridian dated July
                    7, 1992.

           c.       Notice from Magnolia to Meridian of July, 1993.

2.         Gas Transportation Agreement between Magnolia and Transco
           Energy Marketing Company ("Transco") dated July 12, 1990, as amended by Amendment to the Gas Transportation Agreement dated as of August 1, 1995, between Magnolia and Transco.
           Section 9.03 Investments, Loans and Advances. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

           (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lender in
           Schedule 9.03;

           (b) accounts receivable arising in the ordinary course of business;

           (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

           (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

           (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, the Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of the Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

           (f) deposits in money market funds investing exclusively in investments described in Section 9.03(d), 9.03(e) or 9.03(f);

           (g)      a one time advance of $300,000 to MERI; and

           (h) other investments, loans or advances not to exceed $50,000 in the aggregate at any time.

           Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders.

           Section 9.05 Sales and Leasebacks. The Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

           Section 9.06 Nature of Business. The Borrower will not allow any material change to be made in the character of its business.

           Section 9.07 Mergers, Etc. The Borrower will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person.

           Section 9.08 Proceeds of Note. The Borrower will not permit the proceeds of the Note to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate
Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

           Section 9.09 ERISA Compliance. The Borrower will not at any time:

           (a) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

           (b) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower or any ERISA Affiliate to the PBGC;

           (c) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower or any ERISA Affiliate is required to pay as contributions thereto;

           (d) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

           (e) Permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

           (f) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

           (g) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

           (h) Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

           (i) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

           (j) Amend or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

           Section 9.10 Sale or Discount of Receivables. The Borrower will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

           Section 9.11 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth to be less than $1,750,000 at any time, with such minimum amount being permanently increased by an amount equal to 50% of positive net income of the Borrower for each fiscal quarter of the Borrower, and 100% of equity received by the Borrower subsequent to September 30, 1995; provided, however such minimum amount shall not be decreased as a result of any losses or negative net income of the Borrower.

           Section 9.12 Cash Flow to Debt Service Coverage Ratio. The Borrower will not permit its Cash Flow to Debt Service Ratio as of the end of any fiscal quarter of the Borrower (calculated on a rolling four-quarter basis commencing with the quarter ended
December 31, 1995, provided, for the fiscal quarters ending
December 31, 1995, March 31, 1996 and June 30, 1996, the calculation will be determined for the time period commencing on October 1, 1995) to be less than 1.25 to 1.00. For purposes of this Section 9.12, "Cash Flow to Debt Service Ratio" shall mean the ratio of (i) net income, plus depreciation and other non-cash expenses, plus the principal amount of the MERI CD if, and only
MERI CD is pledged to the Lender as security for the Indebtedness, less non-cash income for the four fiscal quarters ending on such date to (ii) cash payments made for principal on Debt other than the Loan for such four fiscal quarters of the Borrower, plus mandatory prepayments of principal pursuant to Section 2.03 made on the Loans at the end of such four fiscal quarters.

           Section 9.13 Environmental Matters. The Borrower will not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

           Section 9.14 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

           Section 9.15 Subsidiaries and Partnerships. The Borrower shall not create any subsidiaries or partnerships without the prior written consent of the Lender.

           Section 9.16 Negative Pledge Agreements. The Borrower will not create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or which requires the consent of or notice to other
Persons in connection therewith.

           Section 9.17 Preservation of Designated Contracts. The Borrower will not agree to any change, modification or amendment to or waiver of any of the terms or provisions of any of the Designated Contracts. The Borrower will not take any action or permit any action to be taken by others which will release any Person from its obligations or liabilities under any of the Designated Contracts.


                                  ARTICLE X

                         Events of Default; Remedies

           Section 10.01  Events of Default.  One or more of the
following events shall constitute an "Event of Default":

           (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, of any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of payment or prepayment of principal, shall continue unremedied for a period of 3 Business Days; or

           (b) the Borrower or MERI shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $25,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

           (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower, or any certificate furnished to the Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

           (d) the Borrower shall default in the performance of any of its obligations under Article IX, except for its obligations under Sections 9.11, 9.12 and 9.13 of Article IX, or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII, Sections 9.11, 9.12 and 9.13 of Article IX, or any Security Instrument and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Lender or (ii) the Borrower otherwise becoming aware of such default; or

           (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

           (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
           (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

           (h) a judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by a court against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing;
           or

           (j) any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination, or if the Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Lender under any Letter of Credit or extending the Lender's liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Lender; or

           (k)        the Borrower discontinues its usual business; or

           (l) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f),
           (g) or (h) hereof or if any provision of any Guaranty
           Agreement related thereto shall for any reason cease to be valid and binding on such Guarantor or if such Guarantor shall so state in writing; or

           (m) the occurrence of a Material Change without the written consent of the Lender.

                      Section 10.02  Remedies.

           (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or
           (g), the Lender may, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

           (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (l) to the extent it relates to clauses (e), (f) or
           (g), the Commitment shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

           (c) All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Note; third to fees; fourth to principal outstanding on the Note and other Indebtedness; fifth to serve as cash collateral to be held by the Lender to secure the LC Exposure; and, to the extent of any excess, to the Borrower or as otherwise required by any Governmental Requirement.


                                  ARTICLE XI

                                Miscellaneous

           Section 11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           Section 11.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communica-tions shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day
(otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

           Section 11.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

(a)whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Lender and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Lender); and promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

(b)to indemnify the Lender and its Affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("Indemnified Parties") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of the Borrower, (iv) the failure of the Borrower or any Guarantor to comply with the terms of any Security Instrument or this Agreement, or with any Governmental Requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Borrower or any Guarantor set forth in any of the Loan Documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, or (vii) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (vii) any assertion that the Lender was not entitled to receive the proceeds received pursuant to the Security Instruments or (viii) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims of the Lender's shareholders against the Lender or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party; and

(c)to indemnify and hold harmless from time to time the Indemnified Party from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (i) under any Environmental Law applicable to the Borrower or any of its Properties, including without limitation, the treatment or disposal of hazardous substances on any of their Properties, (ii) as a result of the breach or non-compliance by the Borrower with any Environmental Law applicable to the Borrower, (iii) due to past ownership by the Borrower of any of its Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability, (iv) the presence, use, release, storage, treatment or disposal of hazardous substances on or at any of the Properties owned or operated by the Borrower, or (v) any other environmental, health or safety condition in connection with the Loan Documents, provided, however, no indemnity shall be afforded under this section 11.03(c) in respect of any Property for any occurrence arising from the acts or omissions of the Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).

(d)No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this
Section  11.03.

(e)In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

(f)the foregoing indemnities shall extend to the Indemnified Parties notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnified Parties or by reason of strict liability imposed without fault on any one or more of the Indemnified Parties. to the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.

(g)The Borrower's obligations nder this Section 11.03 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

(h)The Borrower shall pay any amounts due under this Section 11.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

           Section 11.04  Amendments, Etc.  Any provision of this
Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Lender's prior written consent.

           Section 11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           Section 11.06  Assignments and Participations.

           (a) The Borrower may not assign its rights or obligations hereunder or under the Note or any Letters of Credit without the prior consent of the Lender.

           (b) The Lender may, upon the written consent of the Borrower (which consent shall not be unreasonably withheld) assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Any assignment will become effective upon the execution and delivery of the assignment to the Borrower. Upon receipt and acceptance of such executed assignment, the Borrower, will execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section
           11.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections
           4.04 and 11.03 shall not be affected).

           (c) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this
           Section 11.06(c) to any Person, provided that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) extend the Revolving Credit Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitment or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitment or Loans or Letters of Credit in which such participant is participating.
           In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section
           11.15.

           (d) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 11.15 hereof.

           (e) Notwithstanding anything in this Section 11.06 to the contrary, the Lender may assign and pledge the Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

           (f) Notwithstanding any other provisions of this Section 11.06, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

           Section 11.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the other Loan Documents.

           Section 11.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

           Section 11.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

           Section 11.10  Survival. The obligations of the parties under
Section 4.04 and Sections 11.03 and 11.15 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

           Section 11.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           Section 11.12 no oral agreements. the Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. there are no unwritten oral agreements between the parties.

           Section 11.13  governing law; submission to jurisdiction.

(a)this Agreement and the Note shall be governed by, and construed in accordance with, the laws of the state of texas except to the extent that united states federal law permits the Lender to charge interest at the rate allowed by the laws of the state where the Lender is located. tex. rev. civ. stat. ann. art. 5069, ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the notes.

(b)any legal action or proceeding with respect to the Loan Documents shall be brought in the courts of the state of texas or of the united states of america for the southern district of texas, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. the Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. this submission to jurisdiction is non-exclusive and does not preclude the Lender from obtaining jurisdiction over the Borrower in any court otherwise having jurisdiction.

(c) the Borrower hereby irrevocably designates Mr. Richard Robert located at c/o Midcoast Energy Resources, Inc., 1100 Louisiana, Suite 3030, Houston, Texas 77002, as the designee, appointee and agent of the Borrower to receive, for and on behalf of the Borrower, service of process in such respective jurisdictions in any legal action or proceeding with respect to the Loan Documents. it is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Borrower at its address set forth under its signature below, but the failure of the Borrower to receive such copy shall not affect in any way the service of such process.
the Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its said address, such service to become effective thirty (30) days after such mailing.

(d) nothing herein shall affect the right of the Lender or any holder of the Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

(e)each of the Borrower and the Lender hereby (i) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (ii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waiver, and (iii) acknowledge that it has been induced to enter into this Agreement, the Security Instruments and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section 11.13.

           Section 11.14 Interest. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender any of the Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness
(or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.
If at any time and from time to time (x) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 11.14 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this
Section 11.14. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, the Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

           Section 11.15  Confidentiality.   In the event that the
Borrower provides to the Lender written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Lender breaching its obligation of confidence to the Borrower, (iii) are previously known by the Lender from some source other than the Borrower, (iv) are hereafter developed by the Lender without using the Borrower's information,
(v) are hereafter obtained by or available to the Lender from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Lender, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Lender may disclose any such information to any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Lender shall receive a confidentiality agreement from the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Lender arising by contract, agreement, statute or law except as expressly stated in this
Section 11.15.

           Section 11.16 ERISA. The parties hereto acknowledge that, as of the Closing Date, neither the Borrower nor any ERISA Affiliate, sponsors, maintains or contributes to any Plan and, therefore, the representations, warranties and covenants contained herein relating to any such Plan or ERISA shall not apply; provided, however, if, after the Closing Date, the Borrower or any ERISA Affiliate, sponsors, maintains or contributes to a Plan, the Borrower shall immediately notify the Lender of such fact and all such representations, warranties and covenants contained herein relating to such Plan and ERISA shall apply.

           Section 11.17 exculpation provisions. each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

                  The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:
MAGNOLIA PIPELINE CORPORATION




By:_____________________________

Name:

Title:





Address for Notices:

1100 Louisiana, Suite 3030
Houston, Texas  77002

Telecopier No.:  713/650-3232
Telephone No.:  713/650-8900

Attention:  Richard Robert

LENDER:
COMPASS BANK - HOUSTON



By:_____________________________

Name:

Title:


Address for Notices:

24 Greenway Plaza,
Suite 1401
Houston, Texas 77046
Telecopier No.: (713) 968-8222
Telephone No.: (713) 968-8273

Attention: Kathy Bowen

                             FINANCING STATEMENT
                                  (Central)

           This Financing Statement is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code.

1.         The name and address of the Debtor is:

           Magnolia Pipeline Corporation
           1100 Louisiana, Suite 3030
           Houston, Texas  77002

2.         The name and address of Secured Party is:

           Compass Bank - Houston
           24 Greenway Plaza, Suite 1401
           Houston, Texas 77046

3.         This Financing Statement covers the following Collateral:

           All of Debtor's rights, titles and interests in and to the accounts, equipment, goods, fixtures, general intangibles, inventory and any and all other personal property of any kind or character described in and covered by the Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement from Debtor to Secured Party, a copy of which instrument is attached hereto as Exhibit "A" and made a part hereof for all purposes, and the proceeds and products of such personal property.


              DEBTOR:  MAGNOLIA PIPELINE CORPORATION


                       By:________________________________

                     Name:

                    Title:

                             SUBORDINATION AGREEMENT


SUBORDINATION AGREEMENT dated as of December 20, 1995, made by RAINBOW INVESTMENTS COMPANY, a corporation organized and existing under the laws of Texas (the "Subordinated Creditor"), and MIDCOAST ENERGY RESOURCES, INC., a corporation organized and existing under the laws of Nevada ("MERI"), in favor of COMPASS BANK-HOUSTON (the "Lender").


                              R E C I T A L S


           1. The Lender has entered into a Credit Agreement dated as of December 20, 1995, with MAGNOLIA PIPELINE CORPORATION (the
"Borrower"), an Alabama corporation (said Credit Agreement, as same may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

           2. MERI has assigned to the Subordinated Creditor a net revenue interest ("Net Revenue Interest") pursuant to and computed as set forth in that certain Assignment of Net Revenue Interest dated effective as of October 3, 1995, from MERI to Subordinated
Creditor (the "Assignment"). Such Net Revenue Interest and other obligations now or hereafter existing under or in connection with the Assignment or the Net Revenue Interest payable thereunder, all future net revenue interests assigned by MERI to the Subordinated
Creditor pursuant to that certain Loan Agreement dated as of October 3, 1995, between MERI and the Subordinated Creditor, and all interest and premiums, if any, on the foregoing and all other amounts payable in respect thereof, are herein collectively referred to as the "Subordinated Debt".

           3. MERI has guaranteed the full and prompt payment of any and all obligations of the Borrower to the Lender under or in connection with the Credit Agreement, pursuant to that certain
Guaranty Agreement dated December 20, 1995, executed by MERI for the benefit of the Lender (as same may hereafter be amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement").

           4. It is a condition precedent to the obligation of the Lender to make Loans and issue Letters of Credit to the Borrower under the Credit Agreement that MERI and the Subordinated Creditor shall have executed and delivered this Subordination Agreement.

           NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Loans under the Credit Agreement, the Subordinated Creditor and MERI each hereby agree as follows:


           SECTION 1.Agreement to Subordinate. The Subordinated Creditor and MERI each agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of (a) all obligations of MERI to the Lender now or hereafter existing under or in connection with the Guaranty Agreement, and (b) all obligations (including reimbursement obligations) of the Borrower to the Lender now or hereafter existing under or in connection with the Credit Agreement, the Note, and any Letter of Credit and the letter of credit reimbursement agreement executed in connection therewith, whether for principal, interest (including, without limitation, interest after the filing of a petition initiating any proceeding referred to in Section 3(a)), fees, expenses or otherwise (such obligations being collectively called the "Obligations"). For the purposes of this Subordination Agreement, the Obligations shall not be deemed to have been paid in full until the Revolving Credit Termination Date shall have elapsed and unless the Lender shall have received full and final payment of the Obligations.

           SECTION 2.No Payment on the Subordinated Debt. The Subordinated Creditor agrees not to ask, demand, sue for, take or receive from MERI, directly or indirectly, in cash or other property or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Obligations shall have been fully and finally paid; provided, however, with the prior written consent of the Lender the Subordinated Creditor may receive and MERI may make scheduled payments on the Subordinated Debt on the stated dates of payment thereof if, at the time of making such payment and immediately after giving effect thereto, no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall occur and be con-tinuing.

           SECTION 3.In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

                      (a) Until the Obligations shall have been fully and finally paid, upon any distribution of all or any of the assets of MERI or the Borrower to creditors of MERI or the Borrower upon the dissolution, winding up, liquidation, arrangement, or reorganization of MERI or the Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of MERI or the Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Lender for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Obligations.

           (b) If any proceeding referred to
           in subsection (a) above is commenced by or against MERI or the Borrower,

           (i) the Lender is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3(a) and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, enforcing any security interest or other lien securing payment of the Subordinated
           Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender hereunder; and

           (ii) the Subordinated Creditor shall duly and promptly take such action as the Lender may request (A) to collect the Subordinated Debt for account of the Lender and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Lender such powers of attorney, assignments, or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

           (c) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Subordination Agreement shall be received in trust for the benefit of the Lender, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

           (d) The Lender is hereby authorized to demand specific performance of this Subordination Agreement, whether or not MERI shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Subordination Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

           Nothing contained in this Section 3 or elsewhere in this Subordination Agreement is to be interpreted as implying Lender's consent to the existence, placing, creating or permitting of any such lien or security interest securing the Subordinated Debt.

           SECTION 4. No Commencement of Any Proceeding.  The
Subordinated Creditor agrees that, so long as any of the Obligations shall remain unpaid, it will not commence, or join with any creditor other than the Lender in commencing, any proceeding referred to in Section 3(a).

           SECTION 5. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Lender pursuant to the provisions of this Subordination Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Obligations shall have been fully and finally paid.

           SECTION 6. Subordination Legend; Further Assurances. The Subordinated Creditor and MERI will cause the Assignment and each other instrument evidencing Subordinated Debt to be endorsed with the following legend:

           "The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Obliga-tions (as defined in the Subordination Agreement here-inafter referred to) pursuant to, and to the extent pro-vided in, the Subordination Agreement dated December 20, 1995 by Midcoast Energy Resources, Inc. and Rainbow Investments Company in favor of Compass Bank-Houston.

The Subordinated Creditor and MERI each will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Lender's request cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Subordinated Creditor and MERI each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder.

           SECTION 7. No Change in or Disposition of Subordinated Debt. The Subordinated Creditor will not:

            (a) Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full thereof paid to the Lender as contemplated by Section 3(c)) or subordinate any of the Subordinated Debt to any indebtedness of MERI other than the Obligations;

           (b) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Subordination Agreement; or

           (c) Permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of the Lender hereunder.

           SECTION 8. Agreement by MERI. MERI agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Subordination
Agreement.

           SECTION 9 Obligations Hereunder Not Affected. All rights and interests of the Lender hereunder, and all agreements and obligations of the Subordinated Creditor and MERI under this Subordination Agreement, shall remain in full force and effect irrespective of:

           (i) any lack of validity or enforceability of the Credit Agreement, the Note, any Letter of Credit and the letter of credit reimbursement agreement executed in connection therewith, the Guaranty Agreement, or any other agreement or instrument relating to any of the foregoing;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Note, any Letter of Credit and the letter of credit reimbursement agreement executed in connection therewith, or the Guaranty Agreement;

           (iii) any sale, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

           (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, MERI or the Borrower in respect of the Obligations or the Subordinated Creditor in respect of this Subordination Agreement.

This Subordination Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of MERI or the Borrower or otherwise, all as though such payment had not been made.

           SECTION 10. Waiver. The Subordinated Creditor and MERI each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Subordination Agreement and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against MERI or any other person or entity or any collateral.

SECTION 11.  Representations and Warranties.
The Subordinated Creditor and MERI each hereby represent and warrant as follows:

           (a)  The Subordinated Debt is now outstanding.

           (b) A true and complete copy of the Assignment and each other instrument evidencing the Subordinated Debt has been furnished to the Lender, has been duly authorized by MERI, has not been amended or otherwise modified, and constitutes the legal, valid and binding obligation of MERI enforceable against MERI in accordance with its terms.

           (c)  There exists no default in respect of any Subordinated
           Debt.

           (d) The Subordinated Creditor owns the Subordinated Debt now outstanding free and clear of any lien, security interest, charge or encumbrance.

           SECTION 12. Amendments, Etc. No amendment or waiver of any provision of this Subordination Agreement nor consent to any departure by the Subordinated Creditor or MERI therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 13.Expenses. MERI agrees to pay, upon demand, to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Lender may incur in connection with the exercise or enforcement of any of its rights or interests hereunder.

           SECTION 14.Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing (including telecopy or facsimile communication) and, if to the Subordinated Creditor, mailed or sent by telecopy or facsimile or delivered to it, addressed to it at the address of Subordinated Creditor set forth below its signature on the signature page hereof, if to MERI or the Lender, mailed, sent or delivered to it, addressed to it at the address of MERI or the Lender (as the case may be) specified in the Guaranty Agreement, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective, when mailed, three days after deposit in the mails, postage prepaid, when sent by telecopy or facsimile, when receipt is acknowledged by the receiving equipment
(or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

           SECTION 15.No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 16.Continuing Agreement. This Subordination Agreement is a continuing agreement and shall (i) remain in full force and effect until the Obligations shall have been fully and finally paid, (ii) be binding upon the Subordinated Creditor, MERI and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.

           SECTION 17.Acceptance Presumed. Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of Lender being conclusively presumed by Lender's request for this Subordination Agreement and delivery thereof to Lender.

           SECTION 18.Governing Law. This Subordination Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

           IN WITNESS WHEREOF, the Subordinated Creditor and MERI each has caused this Subordination Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MERI:MIDCOAST ENERGY RESOURCES, INC.

By:

Name:

Title:



SUBORDINATED CREDITOR:

RAINBOW INVESTMENTS COMPANY


By:
Name:
Title:
Address:

$1,500,000.00                                      December 20, 1995


           FOR VALUE RECEIVED, MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK- HOUSTON (the "Lender"), at its Principal Office at
24 Greenway Plaza, P.O. Box 4444, Houston, Texas, 77210-4444, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100
Dollars ($1,500,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

           The date, amount, and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

           This Note is the Note referred to in the Credit Agreement dated on even date herewith between the Borrower and the Lender and evidences Loans made by the Lender thereunder (such Credit
Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

           This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
              WITH, THE LAWS OF THE STATE OF TEXAS.


                  MAGNOLIA PIPELINE CORPORATION


By:
Name:
Title:

                             EXHIBIT A

                              FORM OF NOTE


$1,500,000.00                                     December 20, 1995


           FOR VALUE RECEIVED, MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (the "Borrower"), hereby promises to pay to the order of COMPASS BANK- HOUSTON (the "Lender"), at its Principal Office at
24 Greenway Plaza, P.O. Box 4444, Houston, Texas, 77210-4444, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100
Dollars ($1,500,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

           The date, amount, and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

           This Note is the Note referred to in the Credit Agreement dated on even date herewith between the Borrower and the Lender and evidences Loans made by the Lender thereunder (such Credit
Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

           This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
                  WITH, THE LAWS OF THE STATE OF TEXAS.


                      MAGNOLIA PIPELINE CORPORATION


By:
Name:
Title:

                             EXHIBIT B

                    FORM OF BORROWING REQUEST


                                       ____________________, 199__

           MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (the "Borrower"), pursuant to the Credit Agreement dated as of December 20, 1995, between the Borrower and COMPASS BANK - HOUSTON (the
"Lender") (the "Credit Agreement") hereby requests loans on the date and in the amounts as follows:

           (a)        Aggregate amount of new Loans to be
                      $______________________;

           (b)        Requested funding date is _________________, 199__;

           The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing under the terms and conditions of the Credit Agreement.

                        MAGNOLIA PIPELINE CORPORATION


By:
Name:
Title:

                                EXHIBIT C

                    FORM OF COMPLIANCE CERTIFICATE



           The undersigned hereby certifies that he is the ________________ of MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (the "Borrower") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of December 20, 1995 (together with all amendments or supplements thereto being the "Agreement") between the Borrower and COMPASS BANK - HOUSTON (the "Lender"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

           (a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

           (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

           (c) The Borrower has not incurred any material liabilities, direct or contingent, since
           _________________, except those set forth in
           Schedule 9.01 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Lender in writing.

           (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

           (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, or under any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

           (f) The compliance of the Borrower with the financial covenants of the Agreement, as of the close of business on __________________, is evidenced by the following:

           (1)        Section 9.01: Debt

                      Required:
                      Actual:
                      None:

           (2)        Section 9.11: Tangible Net Worth

                      Required:
                      Actual:

                      $1,750,000 plus 50% of positive
                      net income of Borrower for each
                      fiscal quarter of Borrower and
                      100% of equity received by
                      Borrower subsequent to September
                      30, 1995.

           (3)        Section 9.12: Cash Flow to Debt Service Coverage Ratio

                      Required:
                      Actual:

                      1.25 to 1.0

           EXECUTED AND DELIVERED this ____ day of ______________.

                       MAGNOLIA PIPELINE CORPORATION

           By:
           Name:
           Title:

                               EXHIBIT D


                             [TO FOLLOW]

                               EXHIBIT E

                      LIST OF SECURITY INSTRUMENTS


1.         Guaranty Agreements of:

           (a)        Dan C. Tutcher;
           (b)        Kenneth B. Holmes, Jr.;
           (c)        Stevens G. Herbst; and
           (d)        Midcoast Energy Resources, Inc. ("MERI");

           each in favor of Compass Bank-Houston ("Lender")

2. Security Agreement (Accounts, Inventory, Equipment, Chattel Paper, Documents, Instruments, General Intangibles and Other Property) from Magnolia Pipeline Corporation ("Borrower") to Lender

3.         Financing Statement relating to document no. 3 above

4. Mortgage, Assignment of Proceeds, Security Agreement and Financing Statement from Borrower to Lender

5.         Financing Statement relating to document no. 4 above

6. Security Agreement (Stocks, Bonds and Other Securities) from Midcoast Holdings No. One, Inc. to Lender, covering the stock of Borrower

7. Assignments Separate from Stock Certificates relating to document no. 6 above, together with original stock certificate

8. Security Agreement from MERI to Lender, covering Certificate of Deposit No. 728275

9.         Subordination Agreement between MERI and Rainbow Investments
           Company

                             GUARANTY AGREEMENT

                                Between

                            STEVENS G. HERBST

                                  and

                            COMPASS BANK-HOUSTON

                            December ____, 1995

                            GUARANTY AGREEMENT


           THIS GUARANTY AGREEMENT by STEVENS G. HERBST (hereinafter called "Guarantor"), in favor of COMPASS BANK-HOUSTON, a Texas
State Chartered Banking Institution, having banking quarters at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046 (hereinafter called "Lender");

                           W I T N E S S E T H:

           WHEREAS, on even date herewith MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (hereinafter called "Borrower"), and Lender entered into that certain Credit Agreement (said Credit Agreement, as the same may from time to time be amended or supplemented, hereinafter called the "Credit Agreement") pursuant to which Lender agreed, upon certain terms and conditions therein stated, to make loans and extend credit to Borrower from time to time; and

           WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of such loans and extending such credit is the execution and delivery to Lender of this Guaranty Agreement guaranteeing Borrower's repayment of such loans and such extensions of credit;

           NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce Lender, at its option, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower, (iii) at the special insistence and request of Lender, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:


                              ARTICLE I

                            General Terms

           Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Borrower," "Credit Agreement," "Guarantor" and "Lender" and shall have the meanings indicated above.

           Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Collateral" shall have the meaning indicated in Section 4.1.

           "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

           "Liabilities" shall have the meaning indicated in Section 2.1.

           Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.


                                  ARTICLE 2

                                The Guaranty

           Section 2.1 Liabilities Guaranteed; Maximum Liability. (a) Guarantor hereby unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of the following (hereinafter called the "Liabilities"):

(i) All indebtedness, obligations including reimbursement obligations and liabilities of any kind of Borrower to Lender and the due fulfillment and performance of all obligations now or hereafter owed by Borrower to Lender (and also to others to the extent of participations granted them by Lender) arising out of and pursuant to the Credit Agreement, now outstanding or owing or which may hereafter be existing or incurred, directly between Borrower and Lender or acquired outright as a participation, conditionally or as collateral security from another by Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, the Indebtedness, as defined in the Credit Agreement, including without limitation (A) the Note, being that certain promissory note of even date herewith in the amount of $1,500,000.00, executed by Borrower and payable to the order of Lender; (B) any and all renewals, extensions for any period, rearrangements increases and/or modifications of the Note;
(C) any Letters of Credit issued or to be issued by the Lender for the account of Borrower and described or referred to in the Credit Agreement, and any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit; and (D) any and all other Loan Documents or other documents executed in connection with or as security for the Credit Agreement, the Note and/or the Letters of Credit;

    (ii) All interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Lender in connection with the execution, administration or enforcement of Lender's rights and remedies under the Credit Agreement, the Note, the Letters of Credit or any other Loan Documents or other agreements with Borrower; and

   (iii) All post-petition interest on the Liabilities in the event of a bankruptcy or insolvency of the Borrower.

Section 2.2 Nature of Guaranty. This is an irrevocable, absolute, unconditional, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. The fact that the Liabilities may be rearranged, increased, reduced, extended for any period and/or renewed from time to time or paid in full without notice to Guarantor shall not release, discharge or reduce the obligation of Guarantor with respect to the Liabilities, and Guarantor shall remain fully bound hereunder. In the event that Lender must rescind or restore any payment received by Lender in satisfaction of the Liabilities, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor and after Guarantor's death (in which event this Guaranty Agreement shall be binding upon Guarantor's estate and Guarantor's heirs and legal representatives), all as though such payment had not been made. Guarantor hereby expressly waives notice of intent to accelerate, notice of acceleration, presentment, demand, notice of non-payment, protest, notice of protest and dishonor or any other notice whatsoever on any and all forms of such Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

Section 2.3 Lender's Rights. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties, and Guarantor hereby acknowledges and agrees that the obligations of all Persons to pay and satisfy the Liabilities pursuant to their respective guaranties (including Guarantor's obligations under this Guaranty Agreement) shall be joint and several. It is hereby understood and agreed that whether and when and in what order to exercise any of the remedies of Lender under the Credit Agreement, the Note, or any other Loan Document executed in connection with the Liabilities, shall be in the sole and absolute discretion of Lender, and no delay by Lender to enforce any remedy, including delay in conducting a foreclosure sale or other disposition of collateral, shall be a defense to Guarantor's liability under this Guaranty Agreement.

Section 2.4 Guarantor's Waivers. Guarantor waives any right to require Lender (and it shall not be necessary for Lender, in order to enforce such payment by Guarantor to first) (a) to proceed against Borrower or any other Person liable on the Liabilities,
(b) to proceed against or exhaust any security given to secure the Liabilities, (c) to have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Liabilities, (d) to enforce its rights against any other guarantor of the Liabilities, (e) to pursue or exhaust any other remedy in Lender's power whatsoever, or (f) to preserve or perfect any liens or security interests against any collateral whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense or right to the marshalling of any security given to secure the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of any of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until all the Liabilities shall have been paid in full, Guarantor shall have no right of subrogation, waives all of its rights at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to seek contribution, indemnification or any other form of reimbursement from or to enforce any remedy which Lender now has or may hereafter have against Borrower or any other Person primarily or secondarily liable for any of the Liabilities and waives any benefit of and any right to participate in any security now or hereafter held by Lender to secure directly or indirectly all or any of the Liabilities. Guarantor waives any and all defenses which might otherwise be available (but only to the extent permitted by law) by virtue of any valuation, stay, moratorium law or similar law now or hereafter in effect.

Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will pay, forthwith upon notice from Lender of Borrower's failure to pay any Liabilities at maturity, to Lender at Lender's banking quarters in Houston, Harris County, Texas, the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

Section 2.6 Lender's Expenses. If Guarantor fails to pay the Liabilities after notice from Lender of Borrower's failure to pay any Liabilities at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtains advise of counsel in respect of any of its rights hereunder, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay Lender at Lender's banking quarters all court costs and Lender's reasonable attorneys' fees.

Section 2.7 Primary Liability. It is expressly agreed that the liability of Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications, etc. Any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, or the Credit Agreement or any other Loan Document executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other Person, pertaining to the Liabilities;

(b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any other Person liable on the Liabilities;

(c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower; or any reorganization of Borrower;

(d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that (i) the Liabilities, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Liabilities or any part thereof is ultra vires, (iii) the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, (iv) the Liabilities or any part thereof violate applicable usury laws, (v) the Borrower or any other Person at any time liable for the payment of all or any part of the Liabilities has valid defenses, claims or offsets (whether at law or in equity, by agreement or by statute) which render the Liabilities wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or (vii) the Credit Agreement, any other Loan Document, or any other document or instrument pertaining to the Liabilities has been forged or otherwise is irregular or not genuine or authentic;

(e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof; it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Liabilities, or Lender will look to any other Person to perform the Liabilities;

(f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

(g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

(h) Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i) Status of Liens. The fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty
Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

(j) Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason
Lender is required to refund such payment or pay such amount to Borrower or someone else; or

(k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, any other Loan Document, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices
Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.


                                ARTICLE 3

            Representations, Warranties and Financial Information

           Section 3.1 Representations and Warranties. In order to induce Lender to accept this Guaranty Agreement, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

           (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor.

           (b) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

           (c) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor (other than those, if any, granted hereby or permitted by the Credit Agreement).

           (d) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

           (e) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note and Liabilities;
           provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

           (f) No Representation. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor with regard to the Borrower or any Person liable for the payment of all or any part of the Liabilities, or their respective financial condition in order to induce Guarantor to execute this Guaranty Agreement.

           (g) Solvency. Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

           Section 3.2 Financial Information. Guarantor will furnish to Lender such information respecting the condition, financial or otherwise, of Guarantor as Lender may from time to time request and will furnish to Lender as soon as available and in any event within 120 days after the end of each calendar year the personal financial statement of Guarantor for such year, including statements of contingent liabilities and cash flow, certified by Guarantor.

                                   ARTICLE 4

                                   Security

           Section 4.1 Grant of Security Interest. As security for Guarantor's obligations hereunder, Guarantor hereby grants to Lender a security interest in, a general lien upon and/or right of set-off against the following (herein referred to as the Collateral): the balance of every deposit account, now or hereafter existing, of Guarantor with Lender and any other claim of Guarantor against Lender, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of Lender or any of its agents or affiliates, for any purpose, and shall include the proceeds, products and accessions of and to any thereof. Lender shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

           Section 4.2 Financing Statements. The right is expressly granted to Lender, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor, as Debtor, and Lender, as Secured Party, and indicating therein the types or describing the items of Collateral.

           Section 4.3 Remedies. In the event of default under this Guaranty Agreement, Lender may sell or cause to be sold in Harris County, Texas, or elsewhere, in one or more sales or parcels, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Lender or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

           Section 4.4 Rights. The grant of the above security interest and lien shall not in any way limit or be construed as limiting
Lender to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. Lender shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.


                                 ARTICLE 5

                               Miscellaneous

           Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Lender and is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

           Section 5.2 Notices. Lender's address for notice hereunder shall be 24 Greenway Plaza, Suite 1401, Houston, Texas 77046, until Borrower has received express written notice of a change of address. Guarantor's address for notice hereunder shall be the address given under Guarantor's signature below, until Lender has received express written notice of a change of address. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Guarantor at the address of Guarantor appearing on the records of Lender, in the U.S. mail, but actual notice, however given or received, shall always be effective.

           Section 5.3 Applicable Law. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

           Section 5.4 Jurisdiction. All actions or proceedings with respect to this Guaranty Agreement may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas (Houston Division), or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as Lender may elect, and by execution and delivery of this Guaranty Agreement, Guarantor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of such court, and irrevocably and unconditionally waives (a) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. However, Guarantor does not waive its right to remove any cause of action brought in State Court to the United
States District Court for the Southern District of Texas (Houston Division). This submission to jurisdiction and venue is nonexclusive and does not prevent Lender from obtaining jurisdiction in any court otherwise having jurisdiction or venue. Guarantor hereby designates and appoints as its authorized agent in the State of Texas to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in the State of Texas, and Guarantor agrees that any service of process upon such agent shall be deemed in every respect effective service upon Guarantor. Guarantor agrees that so long as Guarantor shall be obligated to Lender under this Guaranty Agreement, Guarantor shall maintain duly appointed agents satisfactory to Lender for the service of process in the State of Texas and shall keep Lender advised in writing of the identity and location of such agents. The failure of such agents to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

           Section 5.6  Complete Agreement.

           This Guaranty Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

           There are no unwritten oral agreements between the parties.

           WITNESS THE EXECUTION HEREOF, as of the _____ day of December,
1995.




                      By:
                          STEVENS G. HERBST

                Address:





Accepted as of the _____ day of December, 1995.

COMPASS BANK-HOUSTON


By:
Name:
Title:

                           GUARANTY AGREEMENT

                               Between

                          KENNETH B. HOLMES, JR.

                                  and
                          COMPASS BANK-HOUSTON

                        December ____, 1995

                         GUARANTY AGREEMENT


           THIS GUARANTY AGREEMENT by KENNETH B. HOLMES, JR. (hereinafter called "Guarantor"), in favor of COMPASS BANK-HOUSTON, a Texas
State Chartered Banking Institution, having banking quarters at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046 (hereinafter called "Lender");

                        W I T N E S S E T H:

           WHEREAS, on even date herewith MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (hereinafter called "Borrower"), and Lender entered into that certain Credit Agreement (said Credit Agreement, as the same may from time to time be amended or supplemented, hereinafter called the "Credit Agreement") pursuant to which Lender agreed, upon certain terms and conditions therein stated, to make loans and extend credit to Borrower from time to time; and

           WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of such loans and extending such credit is the execution and delivery to Lender of this Guaranty Agreement guaranteeing Borrower's repayment of such loans and such extensions of credit;

           NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce Lender, at its option, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower, (iii) at the special insistence and request of Lender, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:


                               ARTICLE I

                              General Terms

           Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Borrower," "Credit Agreement," "Guarantor" and "Lender" and shall have the meanings indicated above.

           Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Collateral" shall have the meaning indicated in Section 4.1.

           "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

           "Liabilities" shall have the meaning indicated in Section 2.1.

           Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.


                                      ARTICLE 2

                                     The Guaranty

           Section 2.1 Liabilities Guaranteed; Maximum Liability. (a) Guarantor hereby unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of the following (hereinafter called the "Liabilities"):

                      (i)All indebtedness, obligations including reimbursement obligations and liabilities of any kind of Borrower to Lender and the due fulfillment and performance of all obligations now or hereafter owed by Borrower to Lender (and also to others to the extent of participations granted them by Lender) arising out of and pursuant to the Credit Agreement, now outstanding or owing or which may hereafter be existing or incurred, directly between Borrower and Lender or acquired outright as a participation, conditionally or as collateral security from another by Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, the Indebtedness, as defined in the Credit Agreement, including without limitation (A) the Note, being that certain promissory note of even date herewith in the amount of $1,500,000.00, executed by Borrower and payable to the order of Lender; (B) any and all renewals, extensions for any period, rearrangements increases and/or modifications of the Note; (C) any Letters of Credit issued or to be issued by the Lender for the account of Borrower and described or referred to in the Credit Agreement, and any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit; and (D) any and all other Loan Documents or other documents executed in connection with or as security for the Credit Agreement, the Note and/or the Letters of Credit;

               (ii)All interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Lender in connection with the execution, administration or enforcement of Lender's rights and remedies under the Credit Agreement, the Note, the Letters of Credit or any other Loan Documents or other agreements with Borrower; and

              (iii)All post-petition interest on the Liabilities in the event of a bankruptcy or insolvency of the Borrower.

           Section 2.2 Nature of Guaranty. This is an irrevocable, absolute, unconditional, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. The fact that the Liabilities may be rearranged, increased, reduced, extended for any period and/or renewed from time to time or paid in full without notice to Guarantor shall not release, discharge or reduce the obligation of Guarantor with respect to the Liabilities, and Guarantor shall remain fully bound hereunder. In the event that Lender must rescind or restore any payment received by Lender in satisfaction of the Liabilities, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor and after Guarantor's death (in which event this Guaranty Agreement shall be binding upon Guarantor's estate and Guarantor's heirs and legal representatives), all as though such payment had not been made. Guarantor hereby expressly waives notice of intent to accelerate, notice of acceleration, presentment, demand, notice of non-payment, protest, notice of protest and dishonor or any other notice whatsoever on any and all forms of such Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

           Section 2.3 Lender's Rights. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties, and Guarantor hereby acknowledges and agrees that the obligations of all Persons to pay and satisfy the Liabilities pursuant to their respective guaranties (including Guarantor's obligations under this Guaranty Agreement) shall be joint and several. It is hereby understood and agreed that whether and when and in what order to exercise any of the remedies of Lender under the Credit Agreement, the Note, or any other Loan Document executed in connection with the Liabilities, shall be in the sole and absolute discretion of Lender, and no delay by Lender to enforce any remedy, including delay in conducting a foreclosure sale or other disposition of collateral, shall be a defense to Guarantor's liability under this Guaranty Agreement.

           Section 2.4 Guarantor's Waivers. Guarantor waives any right to require Lender (and it shall not be necessary for Lender, in order to enforce such payment by Guarantor to first) (a) to proceed against Borrower or any other Person liable on the Liabilities,
(b) to proceed against or exhaust any security given to secure the Liabilities, (c) to have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Liabilities, (d) to enforce its rights against any other guarantor of the Liabilities, (e) to pursue or exhaust any other remedy in Lender's power whatsoever, or (f) to preserve or perfect any liens or security interests against any collateral whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense or right to the marshalling of any security given to secure the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of any of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until all the Liabilities shall have been paid in full, Guarantor shall have no right of subrogation, waives all of its rights at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to seek contribution, indemnification or any other form of reimbursement from or to enforce any remedy which Lender now has or may hereafter have against Borrower or any other Person primarily or secondarily liable for any of the Liabilities and waives any benefit of and any right to participate in any security now or hereafter held by Lender to secure directly or indirectly all or any of the Liabilities. Guarantor waives any and all defenses which might otherwise be available (but only to the extent permitted by law) by virtue of any valuation, stay, moratorium law or similar law now or hereafter in effect.

           Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will pay, forthwith upon notice from Lender of Borrower's failure to pay any Liabilities at maturity, to Lender at Lender's banking quarters in Houston, Harris County, Texas, the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

           Section 2.6 Lender's Expenses. If Guarantor fails to pay the Liabilities after notice from Lender of Borrower's failure to pay any Liabilities at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtains advise of counsel in respect of any of its rights hereunder, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay Lender at Lender's banking quarters all court costs and Lender's reasonable attorneys' fees.

           Section 2.7 Primary Liability. It is expressly agreed that the liability of Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

           Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

           (a) Modifications, etc. Any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, or the Credit Agreement or any other Loan Document executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other Person, pertaining to the Liabilities;

           (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any other Person liable on the Liabilities;

           (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower; or any reorganization of Borrower;

           (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that (i) the Liabilities, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Liabilities or any part thereof is ultra vires,
           (iii) the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, (iv) the Liabilities or any part thereof violate applicable usury laws, (v) the Borrower or any other Person at any time liable for the payment of all or any part of the Liabilities has valid defenses, claims or offsets (whether at law or in equity, by agreement or by statute) which render the Liabilities wholly or partially uncollectible from Borrower,
           (vi) the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or (vii) the Credit Agreement, any other Loan Document, or any other document or instrument pertaining to the Liabilities has been forged or otherwise is irregular or not genuine or authentic;

           (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof; it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Liabilities, or Lender will look to any other Person to perform the Liabilities;

           (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

           (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

           (h) Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

           (i) Status of Liens. The fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

           (j) Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

           (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, any other Loan Document, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.


                                    ARTICLE 3

             Representations, Warranties and Financial Information

           Section 3.1 Representations and Warranties. In order to induce Lender to accept this Guaranty Agreement, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

           (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor.

           (b) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

           (c) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor (other than those, if any, granted hereby or permitted by the Credit Agreement).

           (d) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

           (e) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note and Liabilities; provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

           (f) No Representation. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor with regard to the Borrower or any Person liable for the payment of all or any part of the Liabilities, or their respective financial condition in order to induce Guarantor to execute this Guaranty Agreement.

           (g) Solvency. Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

           Section 3.2 Financial Information. Guarantor will furnish to Lender such information respecting the condition, financial or otherwise, of Guarantor as Lender may from time to time request and will furnish to Lender as soon as available and in any event within 120 days after the end of each calendar year the personal financial statement of Guarantor for such year, including statements of contingent liabilities and cash flow, certified by Guarantor.

                                    ARTICLE 4

                                     Security

           Section 4.1 Grant of Security Interest. As security for Guarantor's obligations hereunder, Guarantor hereby grants to Lender a security interest in, a general lien upon and/or right of set-off against the following (herein referred to as the Collateral): the balance of every deposit account, now or hereafter existing, of Guarantor with Lender and any other claim of Guarantor against Lender, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of Lender or any of its agents or affiliates, for any purpose, and shall include the proceeds, products and accessions of and to any thereof. Lender shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

           Section 4.2 Financing Statements. The right is expressly granted to Lender, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor, as Debtor, and Lender, as Secured Party, and indicating therein the types or describing the items of Collateral.

           Section 4.3 Remedies. In the event of default under this Guaranty Agreement, Lender may sell or cause to be sold in Harris County, Texas, or elsewhere, in one or more sales or parcels, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Lender or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

           Section 4.4 Rights. The grant of the above security interest and lien shall not in any way limit or be construed as limiting
Lender to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. Lender shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.


                                ARTICLE 5

                              Miscellaneous

           Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Lender and is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

           Section 5.2 Notices. Lender's address for notice hereunder shall be 24 Greenway Plaza, Suite 1401, Houston, Texas 77046, until Borrower has received express written notice of a change of address. Guarantor's address for notice hereunder shall be the address given under Guarantor's signature below, until Lender has received express written notice of a change of address. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Guarantor at the address of Guarantor appearing on the records of Lender, in the U.S. mail, but actual notice, however given or received, shall always be effective.

           Section 5.3 Applicable Law. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

           Section 5.4 Jurisdiction. All actions or proceedings with respect to this Guaranty Agreement may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas (Houston Division), or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as Lender may elect, and by execution and delivery of this Guaranty Agreement, Guarantor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of such court, and irrevocably and unconditionally waives (a) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. However, Guarantor does not waive its right to remove any cause of action brought in State Court to the United
States District Court for the Southern District of Texas (Houston
Division). This submission to jurisdiction and venue is nonexclusive and does not prevent Lender from obtaining jurisdiction in any court otherwise having jurisdiction or venue.
uarantor hereby designates and appoints as its authorized agent in the State of Texas to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in the State of Texas, and Guarantor agrees that any service of process upon such agent shall be deemed in every respect effective service upon Guarantor.
Guarantor agrees that so long as Guarantor shall be obligated to Lender under this Guaranty Agreement, Guarantor shall maintain duly appointed agents satisfactory to Lender for the service of process in the State of Texas and shall keep Lender advised in writing of the identity and location of such agents. The failure of such agents to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

           Section 5.6  Complete Agreement.

           This Guaranty Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

           There are no unwritten oral agreements between the parties.

           WITNESS THE EXECUTION HEREOF, as of the _____ day of December,
1995.



                      By:
                          KENNETH B. HOLMES, JR.

                 Address:


Accepted as of the _____ day of December, 1995.

COMPASS BANK-HOUSTON


By:
Name:
Title:

                                 GUARANTY AGREEMENT

                                      Between

                                  DAN C. TUTCHER

                                       and

                              COMPASS BANK-HOUSTON

                              December 20, 1995

                             GUARANTY AGREEMENT


           THIS GUARANTY AGREEMENT by DAN C. TUTCHER (hereinafter called "Guarantor"), in favor of COMPASS BANK-HOUSTON, a Texas State
Chartered Banking Institution, having banking quarters at 24
Greenway Plaza, Suite 1401, Houston, Texas 77046 (hereinafter called "Lender");

                          W I T N E S S E T H:

           WHEREAS, on even date herewith MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (hereinafter called "Borrower"), and Lender entered into that certain Credit Agreement (said Credit Agreement, as the same may from time to time be amended or supplemented, hereinafter called the "Credit Agreement") pursuant to which Lender agreed, upon certain terms and conditions therein stated, to make loans and extend credit to Borrower from time to time; and

           WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of such loans and extending such credit is the execution and delivery to Lender of this Guaranty Agreement guaranteeing Borrower's repayment of such loans and such extensions of credit;

           NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce Lender, at its option, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower, (iii) at the special insistence and request of Lender, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:


                                ARTICLE I

                             General Terms

           Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Borrower," "Credit Agreement," "Guarantor" and "Lender" and shall have the meanings indicated above.

           Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Collateral" shall have the meaning indicated in Section 4.1.

           "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

           "Liabilities" shall have the meaning indicated in Section 2.1.

           Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.


                               ARTICLE 2

                              The Guaranty

           Section 2.1 Liabilities Guaranteed; Maximum Liability. (a) Guarantor hereby unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of the following (hereinafter called the "Liabilities"):

                      (i)All indebtedness, obligations including reimbursement obligations and liabilities of any kind of Borrower to Lender and the due fulfillment and performance of all obligations now or hereafter owed by Borrower to Lender (and also to others to the extent of participations granted them by Lender) arising out of and pursuant to the Credit Agreement, now outstanding or owing or which may hereafter be existing or incurred, directly between Borrower and Lender or acquired outright as a participation, conditionally or as collateral security from another by Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, the Indebtedness, as defined in the Credit Agreement, including without limitation (A) the Note, being that certain promissory note of even date herewith in the amount of $1,500,000.00, executed by Borrower and payable to the order of Lender; (B) any and all renewals, extensions for any period, rearrangements increases and/or modifications of the Note; (C) any Letters of Credit issued or to be issued by the Lender for the account of Borrower and described or referred to in the Credit Agreement, and any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit; and (D) any and all other Loan Documents or other documents executed in connection with or as security for the Credit Agreement, the Note and/or the Letters of Credit;

               (ii)All interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Lender in connection with the execution, administration or enforcement of Lender's rights and remedies under the Credit Agreement, the Note, the Letters of Credit or any other Loan Documents or other agreements with Borrower; and

              (iii)All post-petition interest on the Liabilities in the event of a bankruptcy or insolvency of the Borrower.

           Section 2.2 Nature of Guaranty. This is an irrevocable, absolute, unconditional, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. The fact that the Liabilities may be rearranged, increased, reduced, extended for any period and/or renewed from time to time or paid in full without notice to Guarantor shall not release, discharge or reduce the obligation of Guarantor with respect to the Liabilities, and Guarantor shall remain fully bound hereunder. In the event that Lender must rescind or restore any payment received by Lender in satisfaction of the Liabilities, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor and after Guarantor's death (in which event this Guaranty Agreement shall be binding upon Guarantor's estate and Guarantor's heirs and legal representatives), all as though such payment had not been made. Guarantor hereby expressly waives notice of intent to accelerate, notice of acceleration, presentment, demand, notice of non-payment, protest, notice of protest and dishonor or any other notice whatsoever on any and all forms of such Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

           Section 2.3 Lender's Rights. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties, and Guarantor hereby acknowledges and agrees that the obligations of all Persons to pay and satisfy the Liabilities pursuant to their respective guaranties (including Guarantor's obligations under this Guaranty Agreement) shall be joint and several. It is hereby understood and agreed that whether and when and in what order to exercise any of the remedies of Lender under the Credit Agreement, the Note, or any other Loan Document executed in connection with the Liabilities, shall be in the sole and absolute discretion of Lender, and no delay by Lender to enforce any remedy, including delay in conducting a foreclosure sale or other disposition of collateral, shall be a defense to Guarantor's liability under this Guaranty Agreement.

           Section 2.4 Guarantor's Waivers. Guarantor waives any right to require Lender (and it shall not be necessary for Lender, in order to enforce such payment by Guarantor to first) (a) to proceed against Borrower or any other Person liable on the Liabilities,
(b) to proceed against or exhaust any security given to secure the Liabilities, (c) to have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Liabilities, (d) to enforce its rights against any other guarantor of the Liabilities, (e) to pursue or exhaust any other remedy in Lender's power whatsoever, or (f) to preserve or perfect any liens or security interests against any collateral whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense or right to the marshalling of any security given to secure the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of any of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until all the Liabilities shall have been paid in full, Guarantor shall have no right of subrogation, waives all of its rights at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to seek contribution, indemnification or any other form of reimbursement from or to enforce any remedy which Lender now has or may hereafter have against Borrower or any other Person primarily or secondarily liable for any of the Liabilities and waives any benefit of and any right to participate in any security now or hereafter held by Lender to secure directly or indirectly all or any of the Liabilities. Guarantor waives any and all defenses which might otherwise be available (but only to the extent permitted by law) by virtue of any valuation, stay, moratorium law or similar law now or hereafter in effect.

           Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will pay, forthwith upon notice from Lender of Borrower's failure to pay any Liabilities at maturity, to Lender at Lender's banking quarters in Houston, Harris County, Texas, the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

           Section 2.6 Lender's Expenses. If Guarantor fails to pay the Liabilities after notice from Lender of Borrower's failure to pay any Liabilities at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtains advise of counsel in respect of any of its rights hereunder, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay Lender at Lender's banking quarters all court costs and Lender's reasonable attorneys' fees.

           Section 2.7 Primary Liability. It is expressly agreed that the liability of Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

           Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

           (a) Modifications, etc. Any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, or the Credit Agreement or any other Loan Document executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other Person, pertaining to the Liabilities;

           (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any other Person liable on the Liabilities;

           (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower; or any reorganization of Borrower;

           (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that (i) the Liabilities, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Liabilities or any part thereof is ultra vires,
           (iii) the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, (iv) the Liabilities or any part thereof violate applicable usury laws, (v) the Borrower or any other Person at any time liable for the payment of all or any part of the Liabilities has valid defenses, claims or offsets (whether at law or in equity, by agreement or by statute) which render the Liabilities wholly or partially uncollectible from Borrower,
           (vi) the creation, performance or repayment of the Liabilities
           (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or (vii) the Credit
           Agreement, any other Loan Document, or any other document or instrument pertaining to the Liabilities has been forged or otherwise is irregular or not genuine or authentic;

           (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof; it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Liabilities, or Lender will look to any other Person to perform the Liabilities;

           (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

           (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

           (h) Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

           (i) Status of Liens. The fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

           (j) Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

           (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, any other Loan Document, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.


                                 ARTICLE 3

          Representations, Warranties and Financial Information

Section 3.1 Representations and Warranties. In order to induce Lender to accept this Guaranty Agreement, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

                      (a)Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor.

                      (b)Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

                      (c)No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor (other than those, if any, granted hereby or permitted by the Credit Agreement).

                      (d)No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

                      (e)Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note and Liabilities;
           provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

                      (f)No Representation. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor with regard to the Borrower or any Person liable for the payment of all or any part of the Liabilities, or their respective financial condition in order to induce Guarantor to execute this Guaranty Agreement.

                      (g)Solvency. Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

           Section 3.2 Financial Information. Guarantor will furnish to Lender such information respecting the condition, financial or otherwise, of Guarantor as Lender may from time to time request and will furnish to Lender as soon as available and in any event within 120 days after the end of each calendar year the personal financial statement of Guarantor for such year, including statements of contingent liabilities and cash flow, certified by Guarantor.

                              ARTICLE 4

                               Security

           Section 4.1 Grant of Security Interest. As security for Guarantor's obligations hereunder, Guarantor hereby grants to Lender a security interest in, a general lien upon and/or right of set-off against the following (herein referred to as the Collateral): the balance of every deposit account, now or hereafter existing, of Guarantor with Lender and any other claim of Guarantor against Lender, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of Lender or any of its agents or affiliates, for any purpose, and shall include the proceeds, products and accessions of and to any thereof. Lender shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

           Section 4.2 Financing Statements. The right is expressly granted to Lender, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor, as Debtor, and Lender, as Secured Party, and indicating therein the types or describing the items of Collateral.

           Section 4.3 Remedies. In the event of default under this Guaranty Agreement, Lender may sell or cause to be sold in Harris County, Texas, or elsewhere, in one or more sales or parcels, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Lender or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

           Section 4.4 Rights. The grant of the above security interest and lien shall not in any way limit or be construed as limiting
Lender to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. Lender shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

                            ARTICLE 5

                          Miscellaneous

           Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Lender and is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

           Section 5.2 Notices. Lender's address for notice hereunder shall be 24 Greenway Plaza, Suite 1401, Houston, Texas 77046, until Borrower has received express written notice of a change of address. Guarantor's address for notice hereunder shall be the address given under Guarantor's signature below, until Lender has received express written notice of a change of address. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Guarantor at the address of Guarantor appearing on the records of Lender, in the U.S. mail, but actual notice, however given or received, shall always be effective.

           Section 5.3 Applicable Law. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

           Section 5.4 Jurisdiction. All actions or proceedings with respect to this Guaranty Agreement may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas (Houston Division), or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as Lender may elect, and by execution and delivery of this Guaranty Agreement, Guarantor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of such court, and irrevocably and unconditionally waives (a) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. However, Guarantor does not waive its right to remove any cause of action brought in State Court to the United
States District Court for the Southern District of Texas (Houston
Division). This submission to jurisdiction and venue is nonexclusive and does not prevent Lender from obtaining jurisdiction in any court otherwise having jurisdiction or venue.
Guarantor hereby designates and appoints as its authorized agent in the State of Texas to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in the State of Texas, and Guarantor agrees that any service of process upon such agent shall be deemed in every respect effective service upon Guarantor. Guarantor agrees that so long as Guarantor shall be obligated to Lender under this Guaranty Agreement, Guarantor shall maintain duly appointed agents satisfactory to Lender for the service of process in the State of Texas and shall keep Lender advised in writing of the identity and location of such agents. The failure of such agents to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

           Section 5.6  Complete Agreement.

           This Guaranty Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

           There are no unwritten oral agreements between the parties.

           WITNESS THE EXECUTION HEREOF, as of the 20th day of December,
1995.



                      By:
                          DAN C. TUTCHER
                   Title:
                 Address:



Accepted as of the 20th day of December, 1995.

COMPASS BANK-HOUSTON


By:
Name:
Title:

                           GUARANTY AGREEMENT

                                Between

                     MIDCOAST ENERGY RESOURCES, INC.

                                  and

                            COMPASS BANK-HOUSTON

                            December 20, 1995

                           GUARANTY AGREEMENT


           THIS GUARANTY AGREEMENT by MIDCOAST ENERGY RESOURCES, INC., a Nevada corporation (hereinafter called "Guarantor"), in favor of COMPASS BANK-HOUSTON, a Texas State Chartered Banking Institution, having banking quarters at 24 Greenway Plaza, Suite 1401, Houston,
Texas 77046 (hereinafter called "Lender");

                          W I T N E S S E T H:

           WHEREAS, on even date herewith MAGNOLIA PIPELINE CORPORATION, an Alabama corporation (hereinafter called "Borrower"), and Lender entered into that certain Credit Agreement (said Credit Agreement, as the same may from time to time be amended or supplemented, hereinafter called the "Credit Agreement") pursuant to which Lender agreed, upon certain terms and conditions therein stated, to make loans and extend credit to Borrower from time to time; and

           WHEREAS, one of the terms and conditions stated in the Credit Agreement for the making of such loans and extending such credit is the execution and delivery to Lender of this Guaranty Agreement guaranteeing Borrower's repayment of such loans and such extensions of credit;

           NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce Lender, at its option, at any time or from time to time, to loan monies, with or without security to or for the account of Borrower, (iii) at the special insistence and request of Lender, and (iv) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:


                            ARTICLE I

                            General Terms

           Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms "Borrower," "Credit Agreement," "Guarantor" and "Lender" and shall have the meanings indicated above.

           Section 1.2 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

           "Collateral" shall have the meaning indicated in Section 4.1.

           "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

           "Liabilities" shall have the meaning indicated in Section 2.1.

           Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.


                            ARTICLE 2

                           The Guaranty

           Section 2.1 Liabilities Guaranteed; Maximum Liability. (a) Guarantor hereby unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of the following (hereinafter called the "Liabilities"):

                      (i)All indebtedness, obligations including reimbursement obligations and liabilities of any kind of Borrower to Lender and the due fulfillment and performance of all obligations now or hereafter owed by Borrower to Lender (and also to others to the extent of participations granted them by Lender) arising out of and pursuant to the Credit Agreement, now outstanding or owing or which may hereafter be existing or incurred, directly between Borrower and Lender or acquired outright as a participation, conditionally or as collateral security from another by Lender, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limitation, the Indebtedness, as defined in the Credit Agreement, including without limitation (A) the Note, being that certain promissory note of even date herewith in the amount of $1,500,000.00, executed by Borrower and payable to the order of Lender; (B) any and all renewals, extensions for any period, rearrangements increases and/or modifications of the Note; (C) any Letters of Credit issued or to be issued by the Lender for the account of Borrower and described or referred to in the Credit Agreement, and any and all renewals, extensions, amendments and/or reissues of any such Letters of Credit; and (D) any and all other Loan Documents or other documents executed in connection with or as security for the Credit Agreement, the Note and/or the Letters of Credit;

               (ii)All interest, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by Lender in connection with the execution, administration or enforcement of Lender's rights and remedies under the Credit Agreement, the Note, the Letters of Credit or any other Loan Documents or other agreements with Borrower; and

              (iii)All post-petition interest on the Liabilities in the event of a bankruptcy or insolvency of the Borrower.

           Section 2.2 Nature of Guaranty. This is an irrevocable, absolute, unconditional, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Liabilities or any extension of credit already or hereafter contracted by or extended to Borrower need be given to Guarantor. The fact that the Liabilities may be rearranged, increased, reduced, extended for any period and/or renewed from time to time or paid in full without notice to Guarantor shall not release, discharge or reduce the obligation of Guarantor with respect to the Liabilities, and Guarantor shall remain fully bound hereunder. In the event that Lender must rescind or restore any payment received by Lender in satisfaction of the Liabilities, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Liabilities and shall not be discharged by the assignment or negotiation of all or part of the Liabilities. This Guaranty Agreement may not be revoked by Guarantor and shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, reorganization, receivership or other debtor relief proceeding involving Borrower, or after any attempted revocation by Guarantor, all as though such payment had not been made. Guarantor hereby expressly waives notice of intent to accelerate, notice of acceleration, presentment, demand, notice of non-payment, protest, notice of protest and dishonor or any other notice whatsoever on any and all forms of such Liabilities, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of Lender being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it.

           Section 2.3 Lender's Rights. Guarantor authorizes Lender, without notice or demand and without affecting Guarantor's liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Liabilities, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and to obtain a guaranty of the Liabilities from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties, and Guarantor hereby acknowledges and agrees that the obligations of all Persons to pay and satisfy the Liabilities pursuant to their respective guaranties (including Guarantor's obligations under this Guaranty Agreement) shall be joint and several. It is hereby understood and agreed that whether and when and in what order to exercise any of the remedies of Lender under the Credit Agreement, the Note, or any other Loan Document executed in connection with the Liabilities, shall be in the sole and absolute discretion of Lender, and no delay by Lender to enforce any remedy, including delay in conducting a foreclosure sale or other disposition of collateral, shall be a defense to Guarantor's liability under this Guaranty Agreement.

           Section 2.4 Guarantor's Waivers. Guarantor waives any right to require Lender (and it shall not be necessary for Lender, in order to enforce such payment by Guarantor to first) (a) to proceed against Borrower or any other Person liable on the Liabilities,
(b) to proceed against or exhaust any security given to secure the Liabilities, (c) to have Borrower joined with Guarantor in any suit arising out of this Guaranty Agreement and/or any of the Liabilities, (d) to enforce its rights against any other guarantor of the Liabilities, (e) to pursue or exhaust any other remedy in Lender's power whatsoever, or (f) to preserve or perfect any liens or security interests against any collateral whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Liabilities. Guarantor waives any defense or right to the marshalling of any security given to secure the Liabilities. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of any of the Liabilities, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Until all the Liabilities shall have been paid in full, Guarantor shall have no right of subrogation, waives all of its rights at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to seek contribution, indemnification or any other form of reimbursement from or to enforce any remedy which Lender now has or may hereafter have against Borrower or any other Person primarily or secondarily liable for any of the Liabilities and waives any benefit of and any right to participate in any security now or hereafter held by Lender to secure directly or indirectly all or any of the Liabilities. Guarantor waives any and all defenses which might otherwise be available (but only to the extent permitted by law) by virtue of any valuation, stay, moratorium law or similar law now or hereafter in effect.

           Section 2.5 Maturity of Liabilities; Payment. Guarantor agrees that if the maturity of any Liabilities is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to Guarantor. Guarantor will pay, forthwith upon notice from Lender of Borrower's failure to pay any Liabilities at maturity, to Lender at Lender's banking quarters in Houston, Harris County, Texas, the amount due and unpaid by Borrower and guaranteed hereby. The failure of Lender to give this notice shall not in any way release Guarantor hereunder.

           Section 2.6 Lender's Expenses. If Guarantor fails to pay the Liabilities after notice from Lender of Borrower's failure to pay any Liabilities at maturity, and if Lender obtains the services of an attorney for collection of amounts owing by Guarantor hereunder, or obtains advise of counsel in respect of any of its rights hereunder, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantor hereunder, or if any amount owing by Guarantor hereunder is collected through such proceedings, Guarantor agrees to pay Lender at Lender's banking quarters all court costs and Lender's reasonable attorneys' fees.

           Section 2.7 Primary Liability. It is expressly agreed that the liability of Guarantor for the payment of the Liabilities guaranteed hereby shall be primary and not secondary.

           Section 2.8 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor's obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

           (a) Modifications, etc. Any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Liabilities, or of the Note, or the Credit Agreement or any other Loan Document executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other Person, pertaining to the Liabilities;

           (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any other Person liable on the Liabilities;

           (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any other Person at any time liable for the payment of all or part of the Liabilities; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

           (d) Invalidity of Liabilities. The invalidity, illegality or unenforceability of all or any part of the Liabilities, or any document or agreement executed in connection with the Liabilities, for any reason whatsoever, including without limitation the fact that (i) the Liabilities, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Liabilities or any part thereof is ultra vires,
           (iii) the officers or representatives executing the documents or otherwise creating the Liabilities acted in excess of their authority, (iv) the Liabilities or any part thereof violate applicable usury laws, (v) the Borrower or any other Person at any time liable for the payment of all or any part of the Liabilities has valid defenses, claims or offsets (whether at law or in equity, by agreement or by statute) which render the Liabilities wholly or partially uncollectible from Borrower,
           (vi) the creation, performance or repayment of the Liabilities (or the execution, delivery and performance of any document or instrument representing part of the Liabilities or executed in connection with the Liabilities, or given to secure the repayment of the Liabilities) is illegal, uncollectible, legally impossible or unenforceable, or (vii) the Credit Agreement, any other Loan Document, or any other document or instrument pertaining to the Liabilities has been forged or otherwise is irregular or not genuine or authentic;

           (e) Release of Obligors. Any full or partial release of the liability of Borrower on the Liabilities or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Liabilities or any part thereof; it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Liabilities in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Liabilities, or Lender will look to any other Person to perform the Liabilities;

           (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Liabilities;

           (g) Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Liabilities;

           (h) Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

           (i) Status of Liens. The fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Liabilities shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Liabilities;

           (j) Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

           (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Credit Agreement, any other Loan Document, the Liabilities, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Liabilities pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Liabilities when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Liabilities.


                                    ARTICLE 3

             Representations, Warranties and Covenants

           Section 3.1 Representations and Warranties. In order to induce Lender to accept this Guaranty Agreement, Guarantor represents and warrants to Lender (which representations and warranties will survive the creation of the Liabilities and any extension of credit thereunder) that:

           (a) Benefit to Guarantor. Guarantor's guaranty pursuant to this Guaranty Agreement reasonably has benefitted or may be expected to benefit, directly or indirectly, Guarantor.

           (b) Directors' Determination of Benefit. The Board of Directors of Guarantor, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty Agreement directly or indirectly benefits and is in the best interests of Guarantor.

           (c) Corporate Existence. Guarantor is a corporation duly organized, legally existing and in good standing under the laws of Nevada, and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

           (d) Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate action on Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.

           (e) Binding Obligations. This Guaranty Agreement constitutes valid and binding obligations of Guarantor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

           (f) No Legal Bar or Resultant Lien. This Guaranty Agreement will not violate any provisions of Guarantor's articles or certificate of incorporation, bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Guarantor is subject, or result in the creation or imposition of any Lien upon any Properties of Guarantor (other than those, if any, granted hereby or permitted by the Credit Agreement).

           (g) No Consent. Guarantor's execution, delivery and performance of this Guaranty Agreement does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

           (h) Authorization. The undersigned, signing for and on behalf of Guarantor is duly authorized and empowered to execute this Guaranty Agreement for and on behalf of Guarantor.

           (i) Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note and Liabilities;
           provided, however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement.

           (j) No Representation. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor with regard to the Borrower or any Person liable for the payment of all or any part of the Liabilities, or their respective financial condition in order to induce Guarantor to execute this Guaranty Agreement.

           (k) Solvency. Guarantor hereby represents that (i) it is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Guaranty Agreement, (ii) it is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with such Guarantor is unreasonably small capital, and (iii) it does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

           (l) Financial Representations. The balance sheets of Guarantor and its subsidiaries as at December 31, 1994, and the related statements of operations and retained earnings of Guarantor and its subsidiaries for the fiscal year then ended, and the balance sheet of Guarantor and its subsidiaries as at October 31, 1995, and the related statements of operations and retained earnings of Guarantor and its subsidiaries for the 10 months then ended, copies of which have been furnished to Lender, fairly present (subject in the case of said balance sheets as at October 31, 1995, and said statements of operations and retained earnings for the 10 months then ended to year end adjustments) the financial condition of Guarantor and its subsidiaries as at such dates and the results of operations of Guarantor and its subsidiaries for the period ended on such dates, all in accordance with generally accepted accounting principals consistently applied, and since October 31, 1995, there has been no material adverse change in such condition or operations.

           Section 3.2 Covenants. Guarantor covenants and agrees that, so long as the Commitment is in effect and until payment in full of the Liabilities:

           (a) Financial Information. Guarantor will furnish to Lender such information respecting the condition or operations, financial or otherwise, of Guarantor and of any of its
           subsidiaries as Lender may from time to time request and will furnish to Lender (i) as soon as available and in any event within 60 days after the end of each calendar month, the
           consolidated balance sheets of    Guarantor and its
           subsidiaries as at the end of such month and the consolidated statements of operations of Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by a Responsible Officer of Guarantor, (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Guarantor, the consolidating balance sheets of Guarantor and its subsidiaries as at the end of such quarter and the consolidating statements of operations of Guarantor and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a Responsible
           Officer of Guarantor, and (iii) as soon as available and in any event within 120 days after the end of each fiscal year of Guarantor the audited consolidated (and the unaudited consolidating) balance sheets of Guarantor and its subsidiaries as at the end of such year and the audited consolidated (and the unaudited consolidating) statements of operations of Guarantor and its subsidiaries for the fiscal year then ended, certified, in the case of such audited statements, by independent public accountants acceptable to Lender.

           (b) Guarantor will furnish to Lender promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by Guarantor to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Guarantor with or received by Guarantor in connection therewith from any securities exchange or the SEC or any successor agency.


                                 ARTICLE 4

                                 Security

           Section 4.1 Grant of Security Interest. As security for Guarantor's obligations hereunder, Guarantor hereby grants to Lender a security interest in, a general lien upon and/or right of set-off against the following (herein referred to as the Collateral): the balance of every deposit account, now or hereafter existing, of Guarantor with Lender and any other claim of Guarantor against Lender, now or hereafter existing, and all money, instruments, securities, documents, chattel paper, credits, claims, demands and any other property, rights and interest of Guarantor, which at any time shall come into the possession or custody or under the control of Lender or any of its agents or affiliates, for any purpose, and shall include the proceeds, products and accessions of and to any thereof. Lender shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

           Section 4.2 Financing Statements. The right is expressly granted to Lender, at its discretion, to file one or more financing statements or a copy of this Guaranty Agreement under the Uniform Commercial Code naming Guarantor, as Debtor, and Lender, as Secured Party, and indicating therein the types or describing the items of Collateral.

           Section 4.3 Remedies. In the event of default under this Guaranty Agreement, Lender may sell or cause to be sold in Harris County, Texas, or elsewhere, in one or more sales or parcels, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral at any broker's board or at public or private sale, without demand or performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), and Lender or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released.

           Section 4.4 Rights. The grant of the above security interest and lien shall not in any way limit or be construed as limiting
Lender to collect payment of Guarantor's obligations hereunder only out of the Collateral, but it is expressly understood and provided that all such obligations shall constitute the absolute and unconditional obligations of Guarantor. Lender shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.


                                  ARTICLE 5

                                Miscellaneous

           Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of Lender and is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor.

           Section 5.2 Notices. Lender's address for notice hereunder shall be 24 Greenway Plaza, Suite 1401, Houston, Texas 77046, until Borrower has received express written notice of a change of address. Guarantor's address for notice hereunder shall be the address given under Guarantor's signature below, until Lender has received express written notice of a change of address. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, duly stamped and addressed to Guarantor at the address of Guarantor appearing on the records of Lender, in the U.S. mail, but actual notice, however given or received, shall always be effective.

           Section 5.3 Applicable Law. This Guaranty Agreement is a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

           Section 5.4 Jurisdiction. All actions or proceedings with respect to this Guaranty Agreement may be instituted in the courts of the State of Texas, the United States District Court for the Southern District of Texas (Houston Division), or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as Lender may elect, and by execution and delivery of this Guaranty Agreement, Guarantor irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of such court, and irrevocably and unconditionally waives (a) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. However, Guarantor does not waive its right to remove any cause of action brought in State Court to the United
States District Court for the Southern District of Texas (Houston Division). This submission to jurisdiction and venue is nonexclusive and does not prevent Lender from obtaining jurisdiction in any court otherwise having jurisdiction or venue. Guarantor hereby designates and appoints Richard Robert, whose address is c/o Midcoast Energy Resources, Inc., 1100 Louisiana,
Suite 3030, Houston, Texas 77002, as its authorized agent in the State of Texas to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in the State of Texas, and Guarantor agrees that any service of process upon such agent shall be deemed in every respect effective service upon Guarantor. Guarantor agrees that so long as Guarantor shall be obligated to Lender under this Guaranty
Agreement, Guarantor shall maintain duly appointed agents satisfactory to Lender for the service of process in the State of Texas and shall keep Lender advised in writing of the identity and location of such agents. The failure of such agents to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

           Section 5.6  Complete Agreement.

           This Guaranty Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

           There are no unwritten oral agreements between the parties.

           WITNESS THE EXECUTION HEREOF, as of the 20th day of December, 1995.

MIDCOAST ENERGY RESOURCES, INC.

Name:
Title:
Address:
1100 Louisiana, Suite 3030
Houston, Texas  77002


Accepted as of the 20th day of December, 1995.

COMPASS BANK-HOUSTON

By:
Name:
Title:

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